                                                                     EXHIBIT 2.1
                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (the "Agreement") dated as of December 14, 1999 is by and among PROVANT, Inc., a Delaware corporation ("PROVANT"), SDL Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of PROVANT ("Acquisition"), Senn-Delaney Leadership Consulting Group, Inc., a California corporation ("Senn-Delaney"), Senn-Delaney Leadership Consulting U.K., Ltd., a California corporation ("Senn-Delaney UK"), the shareholders of Senn-Delaney and Senn-Delaney UK, all of whom are listed on
Schedule 1 hereto, and Larry E. Senn, John Childress and Paul Nakai, individually, and provides for the merger of SDL with and into Senn-Delaney (the "SDL Merger") and the merger of Senn-Delaney UK with and into Senn-Delaney (the "SDL-UK Merger" and, together with the SDL Merger, the "Mergers"). PROVANT desires to acquire Senn-Delaney and Senn-Delaney UK through the Mergers, and Senn-Delaney and Senn-Delaney UK desire to be so acquired.

         Accordingly, the parties hereto, in consideration of the mutual representations, warranties and covenants contained herein, agree as follows:



                             1. CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth below:

        1.1 "Balance Sheet" means the balance sheet dated December 31, 1998 contained in the Financial Statements (as defined herein), and the accompanying schedules thereto.

        1.2 "Balance Sheet Date" means December 31, 1998.

        1.3 "Business" means the existing business of the Company and shall include the Company's operations, facilities, assets, financial condition, results of operations, finances, markets, products, services, competitive position, customers and personnel.

        1.4 "CGCL" means the California General Corporation Law.

        1.5 "Closing" means the closing of the transactions contemplated by this Agreement.

        1.6 "Code" means the Internal Revenue Code of 1986, as amended to date.

        1.7 "Commission" means the Securities and Exchange Commission.

        1.8 "Company" means Senn-Delaney and Senn-Delaney UK, both together and individually.

        1.9 "Company's Knowledge" means actual knowledge of each of the executive officers of the Company (Larry E. Senn, John Childress and Rena D. Jordan).

         1.10 "Contract" means any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking or authorization that is or may be binding on any person or its property under applicable Law.

         1.11 "Court Order" means any judgment, decree, injunction, order or ruling of any Governmental Authority that identifies by name and is binding on any person or its property under applicable Law.

         1.12 "Damages" means any loss, Liability, claim, damage and expense (including but not limited to, costs of investigation and defense and reasonable attorneys' and accountants', consultants' and experts' fees and expenses that would not have been expended but for the breach) whether or not involving a third party claim; provided, however, that Damages shall be determined net of the sum of any amounts received under insurance policies with respect to such Damages.

         1.13 "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

        1.14 "DGCL" means the Delaware General Corporation Law.

        1.15 "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule 2.

        1.16 "EBIT" means earnings before interest and taxes determined in accordance with (i) GAAP (as defined herein) and (ii) the accounting principles utilized in the preparation of the Financial Statements.

        1.17 "Effective Time" means the date and time that both of the following have occurred: (i) the Delaware Certificate of Merger is filed with the Secretary of State of Delaware (in accordance with Section 252 of the DGCL) and the SDL Agreement of Merger, together with an Officers' Certificate and tax clearance certificate, is filed with the Secretary of State of California (in accordance with Sections 1103 and 1108 of the CGCL) and (ii) the SDL-UK

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Agreement of Merger, together with an Officers' Certificate and tax clearance certificate, is filed with the Secretary of State of California (in accordance with Section 1103 of the CGCL).

        1.18 "Employment Agreement" means the employment agreement between the Surviving Corporation and each of Larry E. Senn and John Childress, substantially in the form attached hereto as EXHIBIT 1.

        1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        1.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        1.21 "Financial Statements" means the financial statements of the Company, consisting of the balance sheets as of December 31, 1997 and December 31, 1998 and the statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and December 31, 1998, and the balance sheets, statements of operations, changes in stockholders' equity and cash flows as of and for the nine month period ended September 30, 1999, all as attached hereto as EXHIBIT 2.

        1.22 "GAAP" means generally accepted accounting principles.

        1.23 "Governmental Authority" means any federal, state, local, foreign, national, or provincial governmental agency, body, authority, district, board, commission, court, tribunal, political subdivision or other governmental instrumentality or any self-regulatory organization.

         1.24 AHSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        1.25 "Law" means any statute, law, ordinance, regulation, decision, order or rule of any Governmental Authority.

        1.26 "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, deficiency or guaranty of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

        1.27 "License" means any license, franchise, permit, easement, right, authorization, approval, consent, waiver or certification of or from any Governmental Authority.

        1.28 "Lien" means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.

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        1.29 "Managers" means Larry E. Senn and John Childress.

        1.30 "Merger Stock" means the shares of PROVANT Common Stock exchanged for Shares pursuant to this Agreement.

        1.31 "Ordinary Course of Business" means the ordinary course of business of the Company consistent with past customs and practice.

        1.32 "Prime Rate" means the fluctuating rate per annum announced from time to time in The Wall Street Journal as the prime rate.

        1.33 "Proceeding" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry or examination or audit involving the Company, the Business or any Contract to which the Company is a party or by which it or any of the assets of the Company or the Business may be bound.

        1.34 "PROVANT Common Stock" means the common stock, $0.01 par value, of PROVANT.

          1.35 "Registrable Shares" means 40% of the Merger Stock on a pro rata basis among the Shareholders, and any shares of PROVANT Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Merger Stock.

        1.36 "Securities Act" means the Securities Act of 1933, as amended.

        1.37 "Selling Stockholder" means (i) any Shareholder who requests or joins in any registration of Registrable Shares (ii) any family member of any such Shareholder to whom Registrable Shares are transferred by bona fide gift and (iii) any other persons to whom Registrable Shares are transferred in compliance with the Securities Act, provided that in no event shall the number of persons who seek to be treated as Selling Stockholders exceed fifty (50).

        1.38 "Senn-Delaney Common Stock" means the common stock, $.01 par value per share, of Senn-Delaney.

        1.39 "Senn-Delaney Shares" means shares of Senn-Delaney Common Stock.

        1.40 "Senn-Delaney UK Shares" means shares of common stock, without par value, of Senn-Delaney UK.

        1.41 "Shareholders" means the shareholders of the Company, all of whom are listed on SCHEDULE 1 hereto.

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        1.42 "Shares" means Senn-Delaney Shares and Senn-Delaney UK Shares.

        1.43 "Shareholder Representative" means Larry E. Senn.

        1.44 "Surviving Corporation" means Senn-Delaney, the corporation that shall survive the Mergers.

        1.45 "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereon, and including any amendment thereof, which are or were filed or required to be filed under applicable law, whether on a consolidated, combined, unitary or individual basis.

        1.46 "Taxes" shall mean any federal, state, local, foreign or other tax, fee, levy, assessment or other governmental charge, including without limitation any income, franchise, gross receipts, property, sales, use, services, value added, withholding, social security, estimated, accumulated earnings, alternative or add-on minimum, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, excise, severance, stamp, occupancy, customs or occupation tax, and any interest, additions to tax and penalties in connection therewith.

        1.47 "Treasury Regulations" shall mean the treasury regulations promulgated under the Code.

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         For purposes of this Agreement, each of the following terms are defined in the Section of this Agreement indicated below:

    ========================================================================

               DEFINED TERM                            SECTION
    ----------------------------------  ------------------------------------

    Affiliate                                              4.13
    ----------------------------------  ------------------------------------

    Annual Meeting                                         6.5
    ----------------------------------  ------------------------------------

    Benefit Arrangements                                 4.19(a)
    ----------------------------------  ------------------------------------

    Closing Date                                           3.1
    ----------------------------------  ------------------------------------

    Controlled Group Member                              4.19(a)
    ----------------------------------  ------------------------------------

    Delaware Certificate of Merger                         2.2
    ----------------------------------  ------------------------------------

    Employees                                              4.20
    ----------------------------------  ------------------------------------

    Environmental Laws                                     4.23
    ----------------------------------  ------------------------------------

    Founding Company Mergers                               7.6
    ----------------------------------  ------------------------------------

    Hazardous Material                                     4.23
    ----------------------------------  ------------------------------------

    Nasdaq                                                7.2(d)
    ----------------------------------  ------------------------------------

    Material Adverse Effect                              4.10(b)
    ----------------------------------  ------------------------------------

    Projections                                           4.8(b)
    ----------------------------------  ------------------------------------

    Proprietary Information                               6.2(e)
    ----------------------------------  ------------------------------------

    Proprietary Property                                 4.12(a)
    ----------------------------------  ------------------------------------

    PROVANT Group                                         6.2(a)
    ----------------------------------  ------------------------------------

    PROVANT Proprietary Information                       6.2(f)
    ----------------------------------  ------------------------------------

    PROVANT SEC Filings                                    5.5
    ----------------------------------  ------------------------------------

    Registration Expenses                                  7.3
    ----------------------------------  ------------------------------------

    Representation Letter                              3.1(a)(iii)
    ----------------------------------  ------------------------------------

    S-3 Registration Statement                            7.1(a)
    ----------------------------------  ------------------------------------

    SDL Agreement of Merger                                2.2
    ----------------------------------  ------------------------------------

    SDL-UK Agreement of Merger                             2.2
    ----------------------------------  ------------------------------------

    Year 2000 Compliant                                  4.28(d)
    ========================================================================

                                  2. THE MERGER

        2.1       THE MERGERS.

         (a) The SDL Merger shall occur, upon the terms and conditions hereof, at the date and time that the Delaware Certificate of Merger is filed with the Secretary of State of Delaware (in accordance with Section 252 of the DGCL) and the SDL Agreement of Merger, together with an Officers' Certificate and tax clearance certificate, is filed with the Secretary of State of California (in accordance with Sections 1103 and 1108 of the CGCL). Following the SDL Merger, Senn-Delaney shall continue as the surviving corporation and a wholly-owned subsidiary of PROVANT, and the separate corporate existence of Acquisition shall cease.

         (b) The SDL-UK Merger shall occur, upon the terms and conditions hereof, at the date and time that the SDL-UK Agreement of Merger, together with an Officers' Certificate and tax clearance certificate, is filed with the Secretary of State of California (in accordance with Section 1103 of the CGCL). Following the SDL-UK Merger, Senn-Delaney shall continue as the surviving corporation and a wholly-owned subsidiary of PROVANT, and the separate corporate existence of Senn-Delaney UK shall cease.

         (c) It is intended that the Mergers shall each constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

        2.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Mergers, the parties (a) shall cause a certificate of merger (the "Delaware Certificate of Merger") with respect to the SDL Merger to be filed and recorded in accordance with Section 252 of the DGCL and shall cause an Agreement of Merger with respect to the SDL Merger (the "SDL Agreement of Merger"), together with an Officers' Certificate and tax clearance certificate, to be filed in accordance with Sections 1103 and 1108 of the CGCL, (b) immediately following the filing of both the Delaware Certificate of Merger and the SDL Agreement of Merger with respect to the SDL Merger, shall cause an Agreement of Merger with respect to the SDL-UK Merger (the "SDL-UK Agreement of Merger"), together with an Officers' Certificate and tax clearance certificate, to be filed in accordance with Sections 1103 of the CGCL, and (c) shall take all such further actions as may be required by law to make the Mergers effective. The effective time of the SDL Merger shall occur, and shall be deemed to have occurred, prior to the effective time of the SDL-UK Merger. The Closing will be held before the filing of the Delaware Certificate of Merger in Delaware and the SDL Agreement of Merger and the SDL-UK Agreement of Merger in California at the Company, 3780 Kilroy Airport Way, Long Beach, California (or such other place as the parties may agree) for the purpose of confirming all the foregoing.

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        2.3 EFFECTS OF THE MERGERS. The SDL Merger shall have the effects set forth in Section 1107 of the CGCL and Sections 259, 260 and 261 of the DGCL, and the SDL-UK Merger shall have the effects set forth in Section 1107 of the CGCL.

        2.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation and the By-laws of Senn-Delaney, in each case as in effect immediately prior to the SDL Merger, shall be the Certificate of Incorporation and By-laws of the surviving corporation of the SDL Merger. The Certificate of Incorporation and the By-laws of Senn-Delaney, in each case as in effect immediately prior to the SDL-UK Merger, shall be the Certificate of Incorporation and By-laws of the surviving corporation of the SDL-UK Merger.

         2.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on EXHIBIT 3, and each such person shall hold office until his or her respective successor is duly elected or appointed and qualified.

        2.6       CONVERSION OF STOCK.

         (a) All Senn-Delaney Shares held in the treasury of Senn-Delaney immediately prior to the SDL Merger shall be canceled, without payment of any consideration therefor. Each other Senn-Delaney Share that is outstanding immediately prior to the SDL Merger shall be converted without any action on the part of the holder thereof into and be exchangeable in the aggregate for
                  1.925357 shares of PROVANT Common Stock.

         (b) All shares of Acquisition that are outstanding immediately prior to the SDL Merger shall be converted into without any action on the part of the holders thereof into and be exchangeable in the aggregate for 100 shares of Senn-Delaney Common Stock.

         (c) All Senn-Delaney Shares issued and outstanding immediately prior to the SDL-UK Merger shall remain issued and outstanding without change.

         (d) All Senn-Delaney UK Shares held in the treasury of Senn-Delaney UK immediately prior to the SDL-UK Merger shall be canceled, without payment of any consideration therefor. Each other Senn-Delaney UK Share that is outstanding immediately prior to the SDL-UK Merger shall be converted without any action on the part of the holder thereof into and be exchangeable in the aggregate for 1.070627 shares of PROVANT Common Stock.

        2.7       EXCHANGE OF AND PAYMENT FOR SHARES.

      (a) On or promptly following the Effective Time (but in no event before surrender to PROVANT of any certificate(s) which prior to the Effective Time shall have represented Shares), subject to the provisions of subsection (c) below, PROVANT shall cause to be delivered to the person in whose name such certificate(s) shall have been registered (i) a certificate registered in the name of such person representing the shares of PROVANT Common Stock into which the Shares previously represented by the surrendered certificate(s) shall have been converted at the Effective Time, and (ii) a check payable to such person representing the payment of the amount of cash, if any, in lieu of a fractional share determined in accordance with subsection (f) below. Until surrendered as contemplated by the preceding sentence, each certificate which immediately prior to the Effective Time shall have represented any Shares shall be deemed at and after the Effective Time to represent only the right to receive upon such surrender, subject to the provisions of subsection (c) below, the certificate and payment contemplated by the preceding sentence.

         (b) No dividends or other distributions declared after the Effective Time with respect to PROVANT Common Stock shall be paid to the holder of any unsurrendered certificate representing Shares until the holder thereof shall surrender such certificate in accordance with this Section 2.7. After the surrender of such certificate in accordance with this Section 2.7, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which prior to surrender had become payable with respect to shares of PROVANT Common Stock represented by such certificate.

         (c) All rights to receive Merger Stock and cash in lieu of any fractional shares as described above shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to the Shares.

         (d) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for Merger Stock and cash in lieu of any fractional shares into which they were converted as provided herein.

         (e) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of PROVANT Common Stock shall be issued upon the surrender for exchange of certificates which prior to the Effective Time shall have represented any Shares, no dividend or distribution of PROVANT shall relate to any fractional share and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of PROVANT. In lieu of any fractional shares, there shall be paid to each holder of Shares who otherwise would be entitled to receive a fractional share of PROVANT Common Stock an amount of cash equal to the fractional amount multiplied by $22.31.

         (f) In the event any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by a shareholder claiming such certificate to be lost, stolen or destroyed and, if required by PROVANT or its stock transfer agent, the posting by such shareholder of a bond in such amount as PROVANT or its stock transfer agent may direct as indemnity against any claim that may be made against it with respect to such certificate, PROVANT will issue in exchange for such lost, stolen or destroyed certificate the Merger Stock and cash in lieu of any fractional share deliverable in respect thereof.

        2.8       RESTRICTIVE LEGENDS; OTHER RESTRICTIONS.

         (a) The shares of Merger Stock will not have been registered under the Securities Act or the blue sky laws of any state by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and of such state laws. Such shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and such state laws or an exemption therefrom. Each stock certificate representing the Merger Stock shall bear a legend in, or substantially in, the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred without an effective registration under said Act or unless (i) PROVANT shall have received an opinion reasonably satisfactory to PROVANT of counsel reasonably satisfactory to PROVANT that an exemption from registration under such Act is then available or (ii) the holder has demonstrated to PROVANT's reasonable satisfaction that the legend may be removed pursuant to Rule 144 promulgated under such Act."

         (b) PROVANT has informed the Company and the Shareholders that PROVANT intends to account for the Mergers as a pooling-of-interests under Accounting Principals Board Opinion No. 16 ("Opinion 16"). PROVANT has also informed the Company and the Shareholders that its ability to account for the Mergers as a pooling-of-interests was a material factor considered by PROVANT in PROVANT's decision to enter into the Agreement. Therefore, pursuant to Opinion No. 16, prior to the publication and dissemination by PROVANT of consolidated financial results that include results of the operations of the Company and PROVANT for at least thirty (30) days on a consolidated basis following the Effective Time, the Shareholders shall not sell, offer to sell, or otherwise transfer or dispose of, any shares of the PROVANT Common Stock received by them, engage in put, call, short-sale, straddle or similar transactions, or in any other way reduce their risk of owning shares of PROVANT Common Stock. The certificates evidencing PROVANT Common Stock to be received by the Shareholders will bear a legend in, or substantially in, the following form:

         "The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, prior to the publication and dissemination of financial statements filed with the United States Securities and Exchange Commission by the issuer which include the results of at least thirty (30) days of combined operations of the issuer and the company acquired by the issuer for which these shares are issued. Upon the written request of the holder of this certificate, the issuer will remove this restrictive legend when this requirement has been met."

         2.9 ROLL-OVER OPTIONS. The Board of Directors of the Company has taken all necessary action to cause unexercised options to purchase Shares to become exercisable to purchase shares of PROVANT Common Stock as set forth on SCHEDULE 4 hereto. PROVANT shall assume such options at the Closing. Promptly following the Closing, PROVANT shall file a Registration Statement on Form S-8 with the Commission with respect to the shares of PROVANT Common Stock that may be acquired under such options, provided that the holders of such options agree that they will purchase under the Registration Statement prior to the first anniversary of the Closing Date no more than 40% of the shares of PROVANT Common Stock that may be purchased under such options immediately after the Closing. PROVANT agrees that it will keep such Registration Statement effective for so long as the PROVANT Common Stock is registered under Exchange Act and such options are outstanding.

         2.10 TERMINATION OF CERTAIN AGREEMENTS. At the Effective Time, the Shareholders and Managers of the Company hereby agree that the following agreements shall terminate and be of no further force and effect:

         (a) Salary Continuation Agreements dated September 1, 1988 between Senn-Delaney and each of the Managers;

         (b) Disability Salary Continuation Agreements dated September 1, 1988 between Senn-Delaney and each of the Managers;

         (c) Agreement Among Shareholders dated September 1, 1988 among the Managers and Senn-Delaney, as amended by the Amendment to Agreement Among Shareholders dated June 18, 1999 among Larry E. Senn, John R.
Childress and Senn-Delaney;

         (d) Agreement Among Shareholders dated December 14, 1994 among Larry E. Senn and Bernadette Senn, Trustees of The Senn Family Trust, u/t/a dated September 26, 1988, as amended, John R. Childress and Eugenie K. Childress, Trustees of the Childress Family Trust, u/t/a dated September 26, 1988, Paul Nakai, Jim Ondrus, Yvonne Vick, Rena Jordan and Senn-Delaney, as amended by Amendment No. 1 to Agreement Among Shareholders dated March 29, 1995 among Larry
E. Senn and Bernadette Senn, Trustees of The Senn Family Trust, u/t/a dated September 26, 1988, as amended, John R. Childress and Eugenie K. Childress, Trustees of the Childress Family Trust, u/t/a dated

September 26, 1988, Paul Nakai, Jim Ondrus, Yvonne Vick, Rena Jordan, Michael Marino and Senn-Delaney;

         (e) Buy-Out Agreement Relating to Paul Nakai's Shares of Stock dated November 1, 1990 among The Senn Family Trust, u/t/a September 26, 1988, The Childress Family Trust, u/t/a October 29, 1988, Blackburne Costin, Paul Nakai and Senn-Delaney;

         (f) Buy-Out Agreement Relating to Blackburne Costin's Shares of Stock dated November 1, 1990 among The Senn Family Trust, u/t/a September 26, 1988, The Childress Family Trust, u/t/a October 29, 1988, Blackburne Costin, Paul Nakai and Senn-Delaney;

         (g) Agreement among Shareholders dated January 1, 1997 by and among Larry E. Senn, John R. Childress, Michael J. Marino, James A. Ondrus, Paul M. Nakai, Yvonne Vick, Rena D. Jordan and Senn-Delaney UK; and

         (h) Any other agreement among any of the shareholders of the Company and either or both of Senn-Delaney or Senn-Delaney UK with respect to the purchase, sale, voting or ownership of Shares

         2.11 AMENDMENT OF CERTAIN AGREEMENTS. At the Effective Time, the Shareholders and the Company hereby agree that the following agreements shall be amended to freeze the benefits thereunder and give effect to Section 6.5:

         (a) Bonus and Deferred Compensation Agreements dated December 14, 1994 between Senn-Delaney and each of Rena Jordan, Jim Ondrus, Yvonne Vick and Paul Nakai; and

         (b) Bonus and Deferred Compensation Agreement dated March 29, 1995 between Senn-Delaney and Michael J. Marino.



                        3. CLOSING; CONDITIONS TO CLOSING

         3.1 THE CLOSING. The Closing shall take place on December 14, 1999, or such other date agreed to by the Company and Acquisition, at the offices of the Company, 3780 Kilroy Airport Way, Long Beach, California. The date on which the Closing is to occur is referred to herein as the "Closing Date."

         (a) COMPANY'S DELIVERIES. At the Closing, as a condition of PROVANT's and Acquisition's obligations to consummate the transactions contemplated by this Agreement, the

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


Company shall cause to be delivered to PROVANT and Acquisition the following (or receive PROVANT's and Acquisition's written waiver with respect thereto):

               (i) Copies of resolutions of the Board of Directors and shareholders of the Company, each certified by the Company's Secretary as being complete and correct as of the Closing and satisfactory in form and substance to Acquisition authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of the Company in carrying out the terms and provisions hereof, and a copy of the Company's By-laws and a list of officers and directors currently holding offices, all certified by the Company's Secretary as being complete and correct as of the Closing;

               (ii) An opinion of counsel to the Company and the Shareholders, dated as of the Closing and in form and substance satisfactory to Acquisition and PROVANT and its counsel;

               (iii)       A representation letter in the form attached as
                           EXHIBIT 4 signed by each of the Shareholders (the "Representation Letter");

               (iv) A copy of the Company's articles of organization, certified as of a recent date by an appropriate official of the State of California; a certificate or certificates of good standing and tax status, also certified by an appropriate official of the State of California; and certificates of foreign qualification with respect to all jurisdictions in which the Company, by the conduct of its business, is required to be so qualified;

               (v) Consents satisfactory in form and substance to Acquisition to the assignment to Acquisition of all Contracts where such consents are required;

              (vi) Agreements with the Shareholders who are employees of the Company confirming their bonus arrangements after the Closing;

             (vii) Such other certificates and documents as Acquisition and PROVANT and their counsel shall reasonably require.

         (b) ACQUISITION'S DELIVERIES. At the Closing, as a condition of the Company's obligation to consummate the transactions contemplated by this Agreement, each of Acquisition and PROVANT is delivering or causing to be delivered to the Company the following (or receive the Company's written waiver with respect thereto):

               (i) A copy of the resolutions of the Boards of Directors of each of Acquisition and PROVANT certified by its Secretary or Assistant Secretary as being complete and correct as of the Closing and satisfactory in form and substance to the Company, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of each of Acquisition and PROVANT in carrying out the terms and provisions hereof, and copies of Acquisition's By-laws certified by its Secretary or Assistant Secretary as being complete and correct as of the Closing;

               (ii) An opinion of Nutter, McClennen & Fish, LLP, counsel to PROVANT and Acquisition, dated as of the Closing and in form and substance satisfactory to the Company and its counsel;

               (iii) A copy of each of Acquisition's and PROVANT's Certificate of Incorporation, certified by the Secretary of State of Delaware; a certificate of good standing and tax status, also certified by the Secretary of State of Delaware; and certificates of foreign qualification with respect to all states in which each of Acquisition and PROVANT is required to be so qualified;

               (iv) The Employment Agreements referred to in Section 3.1(a)(i), executed by the Surviving Corporation; and

               (v) Such other certificates and documents as the Company and its counsel shall reasonably require.



                  4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to PROVANT and Acquisition that, except as set forth in the Disclosure Schedule:

        4.1 ORGANIZATION AND AUTHORITY. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of California, and has full corporate power and authority to conduct its business and own its property as now conducted and owned. The Company is duly qualified or licensed and in good standing as a foreign corporation in those states listed on the Disclosure Schedule, which are the only jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect with respect to the Company. The Company has corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of the Company, and no other corporate proceedings on the part of the Company, and no other actions on the part of the shareholders of the Company, are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. No shareholder of the Company has the right to assert or claim any appraisal or dissenter's rights with respect to the Mergers.

        4.2 CAPITALIZATION OF THE COMPANY; NO SUBSIDIARIES; TITLE. The authorized capital and number of issued and outstanding shares of capital stock of the Company are as set forth on the Disclosure Schedule, together with the name, mailing address and social security number of each record holder of outstanding stock. No shares of capital stock are held in the Company's treasury. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the persons listed on the Disclosure Schedule. The Company does not own any shares of capital stock or other securities of, or any other interest in, nor does the Company control, directly or indirectly, any other corporation, association, joint venture, partnership or other business organization. The Shares have been issued and sold in compliance in all material respects with all applicable federal and state securities laws. To the Company's Knowledge, neither the Shareholders nor the shares of capital stock of the Company are bound by or subject to any proxy, agreement, voting trust or other restriction regarding the voting thereof.

        4.3 NO RIGHTS TO PURCHASE OR REGISTER STOCK. No person, firm or corporation has any written or oral agreement, option, warrant, call or commitment from the Company to issue or sell any shares of any capital stock of the Company, and the Company has not otherwise agreed to issue or sell any shares of its capital stock or obligated itself to register any shares of capital stock under the Securities Act. The Company is not obligated directly, indirectly or contingently to purchase any shares of its capital stock in connection with this transaction, and since January 1, 1997, the Company has not, directly or indirectly, repurchased any shares of its capital stock.

         4.4 POOLING-OF-INTERESTS ACCOUNTING. The Company has never been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded, and, within the past two years, there has not been any sale or spin-off of a significant amount of assets of the Company other than in the ordinary course of business. The Company owns no capital stock of PROVANT. The Company has not acquired any of its capital stock during the past two years. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of the capital stock of the Company or any interest therein or to pay any dividend or make any distribution in respect thereof. Except as provided above, neither the voting stock structure of the Company nor the relative ownership of shares among any of the shareholders of the Company has been altered or changed with the last two (2) years in contemplation of the Mergers. None of the Shares were issued pursuant to awards, grants or bonuses.

        4.5 NAME. The Company has not had any other name. The Company does not conduct or operate, and has not heretofore conducted or operated, its business under any published name other than "Senn-Delaney Leadership Consulting Group, Inc." and "Senn-Delaney Leadership Consulting U.K., Ltd."

        4.6 VALIDITY OF CONTEMPLATED TRANSACTIONS. Neither the execution and delivery of this Agreement, nor the execution and delivery of the documents and instruments contemplated herein by the Company, nor the consummation of the transactions contemplated hereby or thereby, will directly or indirectly:

                           (a) Contravene, conflict with or result (with or without notice or lapse of time) in violation of (i) any of the provisions of the articles of organization or By-laws of the Company or
         (ii) any resolution adopted by the Board of Directors or the shareholders of the Company that is in effect on the date hereof;

                           (b) Contravene, conflict with or result (with or without notice or lapse of time) in a violation of any Laws or Court Order to which the Company is subject;

                           (c) Contravene, conflict with or result (with or without notice or lapse of time) in a violation or breach of any of the terms or requirements of, or give any Governmental Authority the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate or modify, any License that is held by or on behalf of the Company that relates to the Business;

                           (d) Contravene, conflict with or result (with or without notice or lapse of time) in a violation or breach of any of the provisions of, or give any person the right (with or without notice or lapse of time) to declare a Default or exercise any right or remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any Contract to which the Company is a party or under which the Company has any rights, or by which the Company, or any of the assets owned or used by the Company, may be bound; or

                           (e) Result (with or without notice or lapse of time) in the imposition or creation of any Lien upon or with respect to any of the assets of the Company.

        4.7 NO CONSENTS OR APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent or approval of, or filing and expiration of a waiting period or a period for disapproval by, any Governmental

Authority is required for the Company to consummate the transactions contemplated by this Agreement, except for the pre-merger filing and waiting period requirements of the HSR Act and filing and acceptance of the Delaware Certificate of Merger pursuant to the DGCL and the SDL Agreement of Merger, the SDL-UK Agreement of Merger, Officers' Certificates and tax clearance certificates pursuant to the CGCL.

        4.8       FINANCIAL STATEMENTS.

         (a) The Financial Statements were prepared in accordance with GAAP, and fairly present the financial position and results of operations of the Company as of and for their respective dates, in conformity with GAAP applied on a consistent basis, except as otherwise noted therein. The Financial Statements were created from the books and records of the Company, which books and records are complete and correct.

         (b) The projections attached to this Agreement as SCHEDULE 3 (the "Projections"), including the projected revenue, EBIT and other financial information for the 12 months ending December 31, 2000, were prepared in good faith based upon reasonable assumptions and accurate historical data.

        4.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth or reserved against in the Balance Sheet (including the footnotes thereto), the Company (a) did not have as of the date of such Balance Sheet any Liability that would be required under GAAP to be shown in such Balance Sheet, and (b) has not incurred since the Balance Sheet Date any Liability except in the Ordinary Course of Business.

        4.10 CONDUCT OF BUSINESS SINCE THE BALANCE SHEET DATE. Since the Balance Sheet Date, the Company has not:

         (a) entered into or agreed to enter into any transaction, agreement or commitment other than in the Ordinary Course of Business;

         (b) entered into or agreed to enter into any transaction, agreement or commitment, suffered the occurrence of any event or events, or experienced any material change in financial condition, business, results of operations or otherwise, that singly or in the aggregate has resulted in or, to the best of the Company's Knowledge, is reasonably likely to have, a material adverse effect on the business, assets, financial position or results of operations of the Company (a "Material Adverse Effect");

         (c) incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed, or otherwise become responsible for the obligations of any other individual, partnership, firm, or corporation (except to endorse checks for collection for deposit in the ordinary course of business), or made any loan or advance to any individual, partnership, firm or corporation (except for loans to employees of the Company made in the ordinary course of business that in the aggregate do not exceed $25,000.00);

         (d) made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase or lease of any property or assets of any other individual, partnership, firm, or corporation, other than capital expenditures in the ordinary course of business that individually do not exceed $25,000.00 and in the aggregate do not exceed $100,000.00;

         (e) mortgaged, pledged or otherwise encumbered, or, other than in the Ordinary Course of Business, sold, transferred, or otherwise disposed of, any of the properties or assets of the Company, including any canceled, released, hypothecated, or assigned indebtedness owed to the Company or any claims held by the Company;

         (f) declared, set aside or paid any extraordinary dividend or other extraordinary distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or otherwise acquired, directly or indirectly, any shares of capital stock of the Company;

         (g) paid any bonus compensation or fee to any officer, director, shareholder, employee or consultant of the Company (other than base salary regularly paid) or otherwise increased the compensation paid or payable to any of the foregoing (except in the case of employees' routine scheduled increases in salary or raises associates with promotions);

         (h) sold, assigned or transferred any of the Company's trademarks, trade names, logos, copyrights, formulae, or other intangible assets;

         (i) contracted with or committed to any third party (i) to sell any capital stock of the Company, (ii) to sell any assets of the Company other than in the Ordinary Course of Business, or (iii) to effect any merger, consolidation, or other reorganization of the Company;

         (j) paid any long-term Liability, otherwise than in accordance with its terms;

         (k) changed its accounting methods, practices or principles;

         (l) terminated or waived any material rights to the Business;

         (m) modified in any material respect any material Contract; or

         (n) made or entered into any agreement or understanding to do any of the foregoing (except as provided for herein).

        4.11 TITLE TO ASSETS. The Company has never owed any real property. The Company has good title to, or a valid leasehold interest in, all other properties owned or leased by it, including, without limitation, all property reflected on the Balance Sheet, other than property disposed of in the Ordinary Course of Business subsequent to the Balance Sheet Date, free and clear of any Lien, except (a) the Lien of Taxes not yet due or payable or being contested in good faith by appropriate proceedings, (b) Liens reflected on the Balance Sheet, and (c) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby or otherwise materially impair the Company's business operations.

        4.12      INTELLECTUAL PROPERTY.

         (a) The Disclosure Schedule contains a correct and complete list of all copyright registrations and applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks and trade names used in the Business or contemplated, and all licenses, assignments and releases of the intellectual property rights of others in material works embodied in the Company's products. There is (i) no existing or, to the Company's Knowledge, threatened infringement, misuse or misappropriation of Proprietary Property (as hereinafter defined) by others and
(ii) no pending or threatened claim by the Company against others for infringement, misuse or misappropriation of any patent, patent application, invention, disclosure, trademark, trade name, service mark, trade secret, technology, technique, process, know-how, or copyright owned by the Company or used in the Business or contemplated (the "Proprietary Property"). The Company has the right to use, free and clear of claims or rights of others, all Proprietary Property required for or incident to its products or services or the Business. The Company is the exclusive owner of all right, title and interest in the Proprietary Property as purported to be owned by the Company, and such Proprietary Property is valid and in full force and effect, provided, however, that to the extent that the representation contained in this sentence relates to trade secrets, it is qualified as to the Company's Knowledge. Any Proprietary Property created by any Shareholder or employee or consultant of the Company is the sole property of the Company and no Shareholder or employee or consultant of the Company has any right, title or interest in or to any of the Proprietary Property. The Business does not infringe, misuse or misappropriate any patent, trademark, trade name, service mark, trade secret, copyright or other intellectual property right of others, and, to the Company's Knowledge, no one is claiming nor is it anticipated that anyone will claim any such infringement, misuse or misappropriation. The Proprietary Property is presently valid and protectible. The Company has not granted to any person any license or other right to use in any manner any of the Proprietary Property, whether or not requiring the payment of royalties. The Company has no obligation still outstanding to compensate other persons for the use of any Proprietary Property or for the sale of any service or product comprising or derived from Proprietary Property. Proprietary Property does not include widely available software that the

Company licenses; however, the Company has all material licenses required with respect to such software and is in material compliance with all such licenses.

         (b) The activities of the Company's employees and consultants on behalf of the Company do not violate any other agreements or arrangements known to the Company which any such employees or consultants have with former employers or any other entity to whom such employees or consultants may have rendered consulting services.

        4.13 OBLIGATIONS TO OR FROM AFFILIATES. The Disclosure Schedule contains a true and complete description of each transaction conducted or completed, in whole or in part, since January 1, 1998, or currently proposed, between the Company (on the one hand) and (on the other hand) any shareholder, officer or director of the Company, or any Affiliate (as defined below) of any such person, other than employment and benefit arrangements between any such shareholder, officer or director and the Company disclosed pursuant to Section 4.20. Except for debts or other outstanding obligations reflected on the Balance Sheet, there are no debts or other obligations of the Company to, or to the Company from, any shareholder, officer or director, or any Affiliate of such shareholder, officer or director. As used herein, an "Affiliate" of a shareholder or an officer or director means any member of the immediate family of such person or any entity in which such person or any such family member is an officer or director or owner of more than five percent of beneficial interest in the entity's outstanding equity securities.

        4.14 CONTRACTS. (a) The Disclosure Schedule lists all material Contracts (whether written or oral) relating to the conduct of the Business and described below and, where applicable, all consents or approvals required under any such Contract as a result of the Mergers. The Company has made available to PROVANT true and correct copies of each such Contract and a written description, accurate in all material respects, of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all material Contracts of the following types to which the Company is a party:

                  (i) labor union Contracts, together with a list of all labor unions representing or attempting to represent employees of the Company;

                  (ii) pension, retirement, deferred compensation, death benefit, profit sharing or other employee incentive, fringe benefit, stock purchase, stock option, hospitalization or insurance plans or arrangements (and grant certificates or other documents issued thereunder), or vacation pay, severance pay and other similar benefit arrangements for officers, employees or agents, together with a list of all pensioned present or former employees, or obligations to provide any pensions hereafter other than pursuant to the foregoing plans;

                  (iii) bonus plans or arrangements maintained by the Company, together with a list of employees eligible to participate;

                  (iv) employment Contracts, consulting Contracts, Contracts providing for termination or severance benefits, non-competition Contracts, non-disclosure Contracts, Contracts for professional services rendered to the Company, Contracts with persons engaged in sales or distributing activities for the Company, and advertising Contracts;

                  (v) Contracts of any kind with any officer, director, employee, shareholder or agent of the Company relating to present or future compensation or other benefits available to such person or otherwise, together with a list of the names and current annual salary rates of all present employees of the Company whose current salary rate is $25,000.00 or more, and any bonuses paid or payable to each such person for the 1998 and 1999 calendar years;

                  (vi) indentures, loan agreements, notes, security agreements, mortgages, material leases of personal property, and Contracts for the purchase or sale of material property or assets;

                  (vii) licenses and other contractual rights to any Proprietary Information, including, without limitation, any copyright, trademark, service mark or trade name, whether domestic or foreign, owned in whole or in part or used by the Company;

                  (viii) other license Contracts (whether the Company is licensor or licensee);

                  (ix) Contracts or other arrangements to which the Company and/or any of its shareholders is a guarantor, surety or endorser;

                  (x) Contracts providing for the purchase or sale of all or substantially all of the Company's or a customer's requirements for a particular product or service from a single supplier or to a single customer;

                  (xi) Contracts limiting the freedom of the Company from competing in any line of business or with any person or entity;

                  (xii) leases of real property (regardless of whether the Company is the lessor or lessee);

                  (xiii) Contracts with clients involving the payment of more than $25,000; and

                  (ix) Contracts that have not been included in items (i) through (xiii) above which otherwise are material to the Business and that involve the payment by or to the Company of more than $25,000.

         (b) The Company has received no written or, to the Company's Knowledge, oral notice that any other party to a Contract intends to cancel or terminate any existing or proposed

Contract described in Section 4.14(a) or to exercise or refrain from exercising any option under any Contract, other than Contracts that have been previously terminated or Contracts whose fixed term will expire or with respect to which the options have lapsed prior to the date of this Agreement.

         (c) The Company has received no written or, to the Company's Knowledge, oral notice that any other party to any existing or proposed Contract described in Section 4.14(a) has (i) ceased, or specifically stated any intention to cease doing business with the Company or to reduce to any material extent the amount of business it does with the Company or (ii) specifically stated that it will not consent to or approve the transfer or assignment of such business from the Company in connection with the Mergers (if such consent or approval is required).

         (d) All of the Contracts described in Section 4.14(a) are in full force and effect, are valid and binding and are enforceable in accordance with their terms against the Company and, to the Company's Knowledge, all other parties thereto. No condition exists or event has occurred as a result of action or inaction by the Company or, to the Company's Knowledge, any other person that, with notice or lapse of time or both, would constitute a Default or a basis for force majeure or non-performance under any Contract.

         4.15 CLAIMS. There is no Proceeding now pending or, to the Company's Knowledge, threatened, before any court, grand jury, administrative or regulatory body, Governmental Authority, arbitration or mediation panel or similar body to which the Company is a party relating to the Business, nor is there any judgment, decree, injunction, rule or order of any court, Governmental Authority, commission, agency, instrumentality or arbitrator outstanding against the Company or otherwise affecting the Business. There is no reasonable basis for any Proceeding that, if decided adversely, could have a Material Adverse Effect. There is no Proceeding now pending or, to the Company's Knowledge, threatened before any court, grand jury, administrative or regulatory body, Governmental Authority, arbitration or mediation panel or similar body involving the Company that could prevent or delay the consummation of the Mergers and the transactions contemplated by this Agreement. Set forth on the Disclosure
Schedule is a complete list of all Proceedings (including those settled or otherwise resolved) filed or otherwise asserted in writing against the Company since January 1, 1996 before any court, grand jury, administrative or regulatory body, Governmental Authority, arbitration or mediation panel or similar body relating to the Business, and the outcome or status of such Proceeding.

        4.16      TAXES.

         (a) The Company has timely filed all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects.

         (b) All Taxes owed by the Company have been paid or provided for. All Taxes that the Company has been required to collect or withhold have been duly collected or withheld and; to the extent required when due, have been or will be duly paid to the proper Tax authority. There are no liens for Taxes or assessments against any assets of the Company, except for liens for Taxes not yet due and payable. The Company is not currently the beneficiary of any extension of time within which to file any Tax Returns.

         (c) No deficiencies for Taxes had been claimed, proposed or assessed in writing by any Tax authority against the Company. There are no pending or threatened audits, investigations or claims for or relating to any additional liability in respect of Taxes. Audits of federal, state, local, foreign or other returns for Taxes have been completed for each period indicated on Section 4.16(c) of the DISCLOSURE SCHEDULE. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company has furnished to PROVANT correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company with respect to the last three (3) taxable years.

         (d) The Company is not a party to any contract, agreement, plan or arrangement that, individually or collectively, provides for any payment the deduction for which would be disallowed by reason of Section 280G of the Code.

         (e) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return, and the Company is not liable for the Taxes of any person under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law) as transferee or successor, by contract or otherwise. The Company is not a party to any Tax allocation or sharing agreement.

         (f) The Company has not consented at any time under Section 341(f)(1) of the Code to have the provisions of Sections 341(1)(2) of the Code apply to any disposition of any of the Company's assets.

         (g) The unpaid Taxes of the Company did not, as of the Balance Sheet Date, exceed the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet.

         (h) The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company, and the Company has no knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

         (i) The liabilities of the Company to be assumed by Acquisition and the liabilities to which the transferred assets of the Company are subject were incurred by it in the ordinary course of its business.

         (j) The Company is not an investment company within the meaning of
Section 368(a)(2)(f)(iii) and (iv) of the Code.

         (k) The fair market value of the assets of the Company transferred to Acquisition will equal or exceed the sum of the liabilities assumed by Acquisition plus the amount of liabilities to which the transferred assets are subject.

         (l) The Company will transfer to Acquisition at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by it immediately prior to the Mergers. For purposes of this representation, amounts paid by the Company to dissenting shareholders, if any, in the Mergers, Company assets used to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the Mergers will be included as assets of the Company held immediately prior to the Mergers.

         (m) The Company is not under the jurisdiction of a court in a Title 11 or a similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (n) The Company is now taxable as an S corporation under the Code pursuant to an election (and required consents) filed with the Internal Revenue Service, and has continuously since the filing of such election been taxable as an S corporation.

         (o) The estimated fair market value of the PROVANT Common Stock and cash to be received by each shareholder of the Company pursuant to this Agreement is approximately equal to the estimated fair market value at the Effective Time of the Shares surrendered in exchange therefor.

         (p) The Company, as a result of any "closing agreement" as defined in section 7121 of the Code (or corresponding provision of any state, local or foreign tax law), is not required to include any item of income in, or exclude any item of deduction from, taxable income.

        4.17 ABSENCE OF MATERIAL EVENTS. Since the Balance Sheet Date, there has not been: (a) any Material Adverse Effect; (b) any actual or, to the Company's Knowledge, threatened damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by any Governmental Authority which has had or may have a Material Adverse Effect; (c) any pending or, to the Company's Knowledge, threatened dispute with any material customer, supplier, employee, lessor or licensee of the Company which could have a Material Adverse Effect, or (d) any pending or, to the Company's Knowledge, threatened reduction in the amount, or any change in the terms or conditions, of business with any material customer, lessor or supplier which could have a Material Adverse Effect.

        4.18 ABSENCE OF IMPROPER PAYMENTS. Since January 1, 1994 the Company:
(a) has not made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); (b) has neither established or maintained any unrecorded fund or asset for any purpose, nor made any false or artificial entries on its books or records for any reason; (c) has not made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment; or (d) has neither made any contribution, nor reimbursed any political gift or contribution made by any other person, to candidates for public office, whether Federal, state or local, where such contribution or reimbursement would be in violation of applicable law.

        4.19      ERISA.

         (a) The Disclosure Schedule lists each employee plan, program or arrangement other than the Employment Agreements that has provided, does provide or may reasonably be expected to hereafter provide benefits to current or former employees, directors, consultants, contractors or other individuals in connection with their provision of services to the Company and/or one or more Controlled Group Members (as defined below) or to such individual's beneficiaries (including, without limitation, any employee benefit plan) that is, or at any time within the sixty (60) consecutive month period preceding the date of this Agreement was, established or maintained by the Company or any Controlled Group Member, to which the Company or any Controlled Group Member has contributed or been obligated to contribute, or with respect to which the Company or any Controlled Group Member has any liability (collectively referred to hereinafter as "Benefit Arrangements"). For purposes of this Section 4.19, "Controlled Group Member" shall mean any entity that is treated as a single employer with the Company under subsections (b), (c), (m) or (o) of Section 414 of the Code.

         (b) The Company has not engaged in or been a party to any transaction in violation of Section 406 of ERISA, or any non-exempt prohibited transaction, with respect to any Benefit Arrangement and has no Liability with respect to any such transaction.

         (c) None of the Benefit Arrangements are subject to Title IV of ERISA, or Section 412 of the Code, and the Company has no Liability with respect to any plan that is or was subject to Title IV of ERISA or Section 412 of the Code. None of the Benefit Arrangements are multiemployer plans, and neither the Company nor any Controlled Group Member has withdrawn in a complete or partial withdrawal from any multiemployer plan under Title IV,

Subtitle E of ERISA, and the transaction(s) contemplated under this Agreement shall not constitute or cause such a complete or partial withdrawal from any multiemployer plan.

         (d) The Company has made or provided for all material contributions to all Benefit Arrangements which were due as of the date of this Agreement, and, in the case of plans funded by means other than direct employer contributions, the Company or the affected Controlled Group Member has made or provided for all such funding (including, without limitation, the payment of insurance policy premiums for insured plans) due through the date hereof. Each asset of each Benefit Arrangement intended to be qualified under Section 401(a) of the Code may be converted upon the Closing into cash without penalty, charges, contractual market rate adjustments or similar costs. For purposes of this
Section 4.19(d), any contribution amount equal to or greater than $5,000 shall be deemed to be material.

         (e) The Company has complied in all material respects with all of its obligations under each Benefit Arrangement and each Benefit Arrangement has been administered in accordance with its terms in all material respects and is, and at all times has been, in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules. No facts or circumstances exist and the transactions contemplated by this Agreement shall not cause to exist any fact or circumstance that could give rise to any liability of the Company with respect to any Benefit Arrangement other than (i) claims for benefits submitted in the ordinary course, and (ii) obligations to make funding contributions in the ordinary course.

         (f) Each Benefit Arrangement (and any trusts created thereunder and/or forming a part thereof) that is intended to be qualified under Section 401 (or
Section 501) of the Code has received a favorable determination letter from the Internal Revenue Service concerning such Benefit Arrangement's (and trust's) qualified status and, to the Knowledge of the Company there is and has been no event, condition or circumstance that would adversely affect the qualified status of any such Benefit Arrangement or trust. No asset or income of any Benefit Arrangement is subject to tax as unrelated business taxable income.

         (g) There are no material claims, complaints or causes of action pending or, to the Knowledge of the Company, overtly threatened against any Benefit Arrangement, or against the Company with respect to any Benefit Arrangement (other than claims filed in the ordinary course for benefits under such Arrangement). Each Benefit Arrangement that is an employee benefit plan by its terms provides that such Benefit Arrangement may be amended or terminated by the Company (or if the Company is not a sponsor of such Benefit Arrangement, by the Controlled Group Member that is the sponsor of such Benefit Arrangement) at any time and from time to time, without penalty or cost (other than reasonable and necessary administrative costs associated with such amendment or termination) and without the vesting or acceleration of any benefits payable from such Benefit Arrangement.

         (h) The Company has no Liability that is not disclosed on the Financial Statements, contingent or otherwise, under any Benefit Arrangement including, without limitation, any Liability for unfunded post-retirement benefits, including pension, medical and death benefits, which Liability would have a Material Adverse Effect. No promise, representation or other statement, whether written or oral, has been made by the Company or any Controlled Group Member with regard to any Benefit Arrangement that was not in all material respects in accordance with the terms of such Benefit Arrangement.

         (i) As used in this Section 4.19, the terms "employee benefit plan" and "multiemployer plan" shall have the respective meanings assigned to them in ERISA and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 as well as in applicable regulations and rulings issued with respect thereto.

        4.20 LABOR MATTERS. A true and complete list of all of the Company's officers, employees and consultants (collectively, the "Employees") and their respective salaries, wages, other compensation, dates of employment, date and amount of last salary increase and positions previously has been provided to PROVANT by the Company. There are no material disputes, employee grievances or disciplinary actions pending or, to the Company's Knowledge, threatened by or between the Company and any of the Employees. With respect to the Employees, the Company has complied in all material respects with all provisions of all Laws relating to the employment of labor and has no liability for any arrears of wages or taxes or penalties for failure to comply with any such law or for any severance or termination payments of any type. No election or Proceeding relating to the labor relations of the Company is pending or, to the Company's Knowledge, threatened. The Company has had neither any material union activity nor any material labor trouble of any kind, nature or description at any time heretofore. All written personnel policies and manuals currently in effect of the Company are listed on the Disclosure Schedule and true and complete copies of each written policy and manual have been provided to PROVANT. There are no claims by any Employee against the Company now pending before any Governmental Authority. Since January 1, 1997, no present or former Employee has given written notice to the Company of, and there is no claim pending against the Company (whether under Law, any employment agreement or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period,
(ii) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law relating to minimum wages or maximum hours of work. No person or party (including, but not limited to, any Governmental Authority) has any claim or basis for any claim against the Company arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards. There are no pending workers' compensation claims involving the Company. The Company has delivered to PROVANT a true, correct and complete list of all workers' compensation claims made since January 1, 1997.

        4.21      COMPLIANCE WITH LAW

                  (a) The Company is not in violation of any Court Order or any Law, and the assets of the Company have not been used or operated by the Company or any other person or entity in violation of any Court Order or any Law except where such violation, use or operation would not have a Material Adverse Effect.

                  (b) The Company has delivered to PROVANT copies of all material reports and other filings (other than with respect to Taxes) required to be filed by the Company with all Governmental Authorities since January 1, 1999. All such reports and filings were at the time of filing true and accurate, and were prepared in compliance in all material respects with all applicable Laws.

         4.22 LICENSES. The Disclosure Schedule sets forth a complete list of all material Licenses used in the operation of the Business. The Company owns, possesses or lawfully uses in the operation of its Business all material Licenses or permits (or exemptions therefrom) that are necessary to conduct the Business as now conducted or to the ownership of the assets of the Company, free and clear of all Liens. The Company is not in Default, nor has it received any written notice of any claims of Default, with respect to any such License except where such Default would not have a Material Adverse Effect.

         4.23 ENVIRONMENTAL MATTERS. The Company is in compliance with all applicable existing foreign, federal, state and local laws, rules, regulations and ordinances relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where such noncompliance, singly or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (a) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any law, rule, regulation or ordinance relating to the regulation of the same or the protection of human health or the environment. There is no alleged or (to the Company's Knowledge) potential liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) of the Company arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company or (ii) any violation or alleged violation of any Environmental Law, which alleged or potential liability, singly or in the aggregate, would have a Material Adverse Effect.

        4.24 CORPORATE RECORDS. The corporate record books of the Company are complete, and are accurate, and set forth all meetings and actions taken by the Company's shareholders and directors, and all votes of the Company's shareholders or directors set forth in certificates furnished to anyone at any time heretofore.

        4.25 CONDITION OF ASSETS. All premises, fixtures and equipment owned or otherwise used by the Company have been properly maintained and are in good operating order and repair (ordinary wear and tear excepted), free from known defects in construction or design, sound and properly functioning, usable and not obsolete, and are in compliance with all zoning, building and fire codes and all other laws, rules, regulations and requirements of governmental authorities and the fire insurance rating associations having jurisdiction, except to the extent that the failure to be in such compliance, in the aggregate, would not have a Material Adverse Effect.

        4.26 ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company shown or reflected on the Balance Sheet, less the reserve for doubtful accounts in the amount shown on such Balance Sheet, are valid claims. To the Company's Knowledge, no obligor on such accounts has advised the Company it will not pay the amounts owed. The Company has no accounts or loans receivable from any of its directors, officers or employees (other than loans receivable from employees in the Ordinary Course of Business which in the aggregate do not exceed $25,000.00).

        4.27 BROKERS. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        4.28      YEAR 2000 COMPLIANCE

                  (a) To the extent described in the Disclosure Schedule, the Company has conducted one or more "year 2000" audits with respect to (i) all of the Company's internal systems used in its business or operations, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems, and (ii) the software, hardware, firmware and other technology that constitute part of the products and services marketed or sold by the Company or licensed by the Company to third parties. The Company has obtained "year 2000" certifications with respect to all material third-party systems used in connection with its business or operations, including, without limitation, systems belonging to the Company's suppliers, service providers and customers. The Company has furnished to PROVANT true and correct copies of all "year 2000" audits, certifications, reports and other similar documents that have been prepared or performed by or on behalf of the Company or any third party with respect to the Company's business or operations.

                  (b) To the Company's Knowledge, all of (i) the Company's internal systems used in the business or operations of the Company, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems, and (ii) the software, hardware, firmware and other technology that constitute part of the products and services marketed or sold by the Company or licensed by the Company to third parties, are Year 2000 Compliant and will not be adversely affected with respect to functionality, performance or volume capacity (including without limitation the processing and reporting of data) by virtue of the arrival of the year 2000.

                  (c) The Company has no Knowledge of any failure to be Year 2000 Compliant of any third-party system used in connection with the business or operations of the Company, including, without limitation, any system belonging to any of the Company's suppliers, service providers or customers.

                  (d) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system or item:

                           (i) will accurately receive, record, store, provide,
recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries and the years 1999 and 2000;

                           (ii) will accurately perform all date-dependent
calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries and the years 1999 and 2000; and

                           (iii) will not malfunction, cease to function or
provide invalid or incorrect results as a result of (x) the change in years from 1999 to 2000 or from 2000 to 2001, (y) date data, including date data that represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

in each case without human intervention, other than original data entry; provided, in each case, that all applications, hardware and other systems used in conjunction with such system or item which are not owned or licensed by the Company correctly exchange date data with or provide data to such system or item.

                  (e) The Company has not provided any guarantee or warranty for any product sold or licensed, or service provided, by the Company to the effect that such product or service (i) complies with or accounts for the fact of the arrival of the year 2000, (ii) will not be adversely affected with respect to functionality, performance or volume capacity (including, without limitation, the possessing and reporting of data) by virtue of the arrival of the year 2000 or (iii) is otherwise Year 2000 Compliant.

                  (f) For purposes of this Section 4.28, the term "Company" shall include each employee benefit plan within the meaning of Section 3(3) of ERISA with respect to which the Company, or any Company employee(s) or agent(s), is or was a fiduciary for purposes of ERISA.

         4.29 INSURANCE. The Disclosure Schedule contains a true list of the insurance coverage applicable to the Business and the Company for the past three years, including amounts and lines of coverage. All of the insurance coverage listed on the Disclosure Schedule as remaining in effect is in full force and effect and is valid, binding and enforceable in accordance with its terms. There is no Default by the Company or, to the Company's Knowledge, by the relevant insurance company under any such coverage. There are no outstanding or overdue unpaid premiums, and no written notice of cancellation or nonrenewal of any of such coverage has been received by the Company.

         4.30     CERTAIN INFORMATION.

                  (a) The Disclosure Schedule lists all bank accounts, lock boxes, post office boxes and safe deposit boxes maintained in the name of or controlled by the Company and the names of the persons having access thereto; and

                  (b) All safe, security and computer passwords, codes, log-ins, combinations and similar information necessary to avail, access or use Company property have been delivered or will be delivered on or before the Closing Date to John Burke.

        4.31 NO OTHER OBLIGATIONS. Except as otherwise provided in this Agreement, the Company does not have any legal or contractual obligation, absolute or contingent, to sell or otherwise dispose of all or any part of the assets of the Company (other than in the Ordinary Course of Business), or any equity interest in the Company, or to effect any merger, consolidation or reorganization of the Company or to enter into any agreement with respect thereto.

        4.32 DISCLOSURE OF ALL MATERIAL MATTERS. No statement of fact set forth in this Agreement (including without limitation all information in the Financial Statements and the other Schedules, Exhibits, and attachments hereto, taken as a whole) or otherwise provided by any of the Shareholders or officers of the Company or by or on behalf of the Company to PROVANT or Acquisition in connection with the Closing (including, without limitation, any letter or certificate provided by or on behalf of the Company to KPMG LLP for its pooling-of-interests letter) is false or misleading in any material respect.

             4A. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND
                                    MANAGERS

         Each of the Shareholders and the Managers, severally and not jointly and solely as to himself, herself or itself, represents and warrants to PROVANT and Acquisition as follows:

         4A.1 ORGANIZATION AND AUTHORITY. Such Shareholder or Manager has power, authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated hereby, and no other actions on the part of such Shareholder or Manager are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by such Shareholder or Manager and constitutes a legal, valid and binding obligation of such Shareholder or Manager, enforceable against such Shareholder or Manager in accordance with its terms.

         4A.2 OWNERSHIP OF THE SHARES; TITLE. Such Shareholder owns of record and beneficially, and free and clear of any Liens, the Shares listed opposite his, her or its name on the Disclosure Schedule, and such shares are not bound by or subject to any proxy, agreement, voting trust or other restriction regarding the voting thereof.

         4A.3 NO RIGHTS TO PURCHASE. No Shareholder or Manager has any written or oral agreement, option, warrant, call, commitment to sell any shares of any capital stock of the Company.

         4A.4 VALIDITY OF CONTEMPLATED TRANSACTIONS. Neither the execution and delivery of this Agreement, nor the execution and delivery of the documents and instruments contemplated herein by such Shareholder or Manager, nor the consummation of the transactions contemplated hereby or thereby, will directly or indirectly:

                           (a) Contravene, conflict with or result (with or without notice or lapse of time) in a violation of any Laws or Court Order to which such Shareholder or Manager may be subject; or

                           (b) Contravene, conflict with or result (with or without prior notice or lapse of time) in a violation or breach of any of the provisions of, or give any person the right (with or without notice or lapse of time) to declare a Default or exercise any right or remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any Contract to which such Shareholder or Manager is a party.

         4A.5 BROKERS. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Shareholder or Manager.

                  5. REPRESENTATIONS AND WARRANTIES OF PROVANT
                                 AND ACQUISITION

         PROVANT and Acquisition jointly and severally represent and warrant to the Company and its shareholders as follows:

        5.1 ORGANIZATION AND AUTHORITY. Each of PROVANT and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to conduct its business as now conducted and own its properties as now owned, and is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would, in the aggregate, have a material adverse effect on the business or financial condition of PROVANT or Acquisition (as the case may be). Each of PROVANT and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of PROVANT and Acquisition and by the sole shareholder of Acquisition and no other corporate proceedings on the part of any of them are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of PROVANT and Acquisition and constitutes a valid and binding agreement of each of them, enforceable against each in accordance with its terms.

        5.2 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by each of PROVANT and Acquisition nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of any of them, (ii) require any consent or approval of, or filing and expiration of a waiting period or a period for disapproval by, any Governmental Authority (except for (a) the pre-merger filing and waiting period requirements of the HSR Act, (b) filing and acceptance of the Delaware Certificate of Merger pursuant to the DGCL and the SDL Agreement of Merger, SDL-UK Agreement of Merger, Officers' Certificates and tax clearance certificates pursuant to the CGCL, (c) such filings and approvals as are required to be made or obtained under the Securities Act and the securities or "Blue Sky" laws of various states in connection with the issuance of PROVANT Common Stock pursuant to the Agreement and (d) such filings as are required under the Exchange Act), (iii) result in a Default for which a waiver has not been obtained or give rise to any right to terminate, cancel or accelerate or to any loss of benefit under any of the terms, conditions, or provisions of any Contract filed by PROVANT as an exhibit to its filings under either the Securities Act or the Exchange Act, or
(iv) violate any applicable Law to which PROVANT or Acquisition, or any of their assets are bound.

        5.3 LITIGATION. There are no actions, suits or other forms of proceedings or disputes pending or threatened against PROVANT or Acquisition before any Governmental Authority, that would, if resolved adversely to it, whether singly or in the aggregate, have a material adverse effect on its business or financial condition; nor has PROVANT or Acquisition been, or is either of them, subject to any orders, awards, fines, judgments, decrees or injunctions the effect of which in the aggregate would have a material adverse effect on its business or financial condition. Neither PROVANT nor Acquisition knows or has grounds to know of any basis for any such action, suit or other form of proceeding or dispute or of any governmental investigation relating to either of them.

        5.4 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either Acquisition or PROVANT.

         5.5 SEC FILINGS. The PROVANT SEC Filings (as defined below), when filed with the Commission, complied as to form with the requirements for such filings and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary to make the statement and information therein, in light of the circumstances under which they were made, not misleading. The financial statements contained in the PROVANT SEC Filings were prepared in accordance with GAAP, and fairly present the consolidated financial position and results of operations of PROVANT and its subsidiaries as of and for their respective dates, in conformity with GAAP applied on a consistent basis, except as otherwise noted therein. There has not been any change that is materially adverse to the business, assets, financial condition or results of operations of PROVANT, other than any such changes set forth or described in the PROVANT SEC Filings, provided that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute such a material adverse change:
(a) any change in the market price or trading volume of the PROVANT Common Stock; (b) any failure by the Company to meet the revenue or earnings, predictions or expectations of equity analysts for any period ending (or for which earnings are released) on or after the date of this Agreement; (c) any adverse change arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby; or (d) any change arising out of conditions affecting the industry in which the Company operates as a whole or the U.S. economy as a whole. "PROVANT SEC Filings" means all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly available documents of PROVANT filed by PROVANT with the Commission pursuant to the federal securities laws.

         5.6      REORGANIZATION.

         (a) Prior to the Mergers, PROVANT will be in control of Acquisition within the meaning of Section 368(c)(1) of the Code.

         (b) Except as otherwise specifically set forth in the Agreement, PROVANT and Acquisition will pay their own expenses, if any, incurred in connection with the Mergers.

         (c) There is no intercorporate indebtedness existing between PROVANT and the Company or Acquisition and the Company that was issued, acquired or will be settled at a discount.

         (d) Neither PROVANT nor Acquisition is an "investment company" as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

         (e) No stock of Acquisition will be issued in the Mergers.

         (f) Acquisition is a corporation newly formed for the purpose of participating in the Mergers and at no time prior to the Effective Time has had assets (other than nominal assets contributed upon the formation of Acquisition, which assets will be held by Acquisition following the Mergers) or business operations.

         (g) Neither PROVANT nor any "related person" of PROVANT within the meaning of Treasury Regulation ss.1.368-1(e)(3), (e)(4) and (e)(5), has any plan to purchase, redeem or otherwise reacquire any Merger Stock issued pursuant to the Agreement.

         (h) PROVANT has no plan or intention to liquidate the Surviving Corporation; to merge Acquisition with and into another corporation (other than the Surviving Corporation); to sell or otherwise dispose of the stock of the Surviving Corporation; or to cause the Surviving Corporation to sell or otherwise dispose of any of the Company's assets acquired in the Mergers, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

         (i) The terms of this Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations.

         (j) PROVANT and Acquisition have bona fide business reasons for engaging in the Mergers.

                                  6. COVENANTS

        6.1 PUBLIC ANNOUNCEMENTS. All public announcements, notices or other communications regarding this Agreement and the transactions contemplated hereby to third parties other than the parties hereto and their respective advisors shall require the prior approval of PROVANT and, except for filings with the Commission, the Shareholder Representative.

        6.2 COVENANTS OF LARRY E. SENN AND JOHN CHILDRESS. Each of the Managers, severally and not jointly, hereby covenants and agrees with PROVANT and Acquisition that he shall:

         (a) for five (5) years from the Closing, refrain from engaging or becoming interested, directly or indirectly, as an owner, employee, director, partner, consultant, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, in the operation, management or supervision of any type of business or enterprise that during such period is in any way similar to or competitive with the businesses or enterprises of PROVANT and its operating subsidiaries (whether now existing or later formed) (collectively, the "PROVANT Group"), or any new business or enterprise which, at the time of the termination of the Manager's employment with the PROVANT Group, the PROVANT Group plans in good faith in the near future to commence which is related to the PROVANT Group's then-existing performance improvement and training businesses or enterprises, provided that the Manager was involved in the planning of such new business or enterprise, (i) in the Los Angeles and London metropolitan areas or
(ii) in any metropolitan area in which any member of the PROVANT Group operates or plans in good faith in the near future to commence operations, except that the Manager will be allowed during such period to do (and is not prohibited from doing) any of the following (subject to the terms of his Employment Agreement):

         (A) own shares in a publicly-traded corporation or publicly-traded mutual fund or publicly-traded limited partnership in which the Manager does not materially participate and in which the Manager's ownership interest is one percent (2%) or less;

         (B) after the term of his employment with the PROVANT Group, for pay or on a volunteer basis, teach classes, courses, seminars or individuals and lecture in public and private settings on topics involving topics that may be similar to or competitive with topics involved in the businesses or enterprises of the PROVANT Group, so long as (i) the Manager is not then employed as an employee of PROVANT or the Surviving Corporation and
                  (ii) the Manager does not teach or lecture as an employee or independent contractor of a for-profit business that competes with the PROVANT Group; and

         (C) after his term of employment with the PROVANT Group, on his own or in collaboration with other individuals, entities or associations (provided that such other individuals, entities or associations do not compete with the PROVANT Group), write books, articles, websites, and other printed publications or literary works on topics that may be similar to or competitive with topics involved in the businesses or enterprises of the PROVANT Group, provided that by doing so the Manager does not expressly denigrate or contradict the Proprietary Property;

         (b) for five (5) years from the Closing, refrain from, directly or indirectly, whether on behalf of himself or anyone else: (i) soliciting or accepting orders from any present or past customer of the PROVANT Group for a product or service offered or sold by, or competitive with a product or service offered or sold by, the PROVANT Group; (ii) inducing or attempting to induce any such customer to reduce such customer's purchases from the PROVANT Group; (iii) using for his benefit or disclosing the name and/or requirements of any such customer to any other person or persons, natural or corporate; or (iv) soliciting any of the PROVANT Group's employees to leave the employ of the PROVANT Group or hiring anyone who is an employee of the PROVANT Group or was such an employee during the twelve (12) months preceding the proposed date of hire;

         (c) refrain from knowingly disclosing to or using for the benefit of anyone else any of the Proprietary Information (from the date of the Closing) or the PROVANT Proprietary Information (as defined below) (from the date hereof) without PROVANT's prior written authorization in each particular case, unless compelled to disclose any such information by judicial or administrative process, or, in the opinion of legal counsel, by other requirements of law; and

         (d) from the date of the Closing, take all action and sign and deliver all instruments PROVANT or the Surviving Corporation may reasonably require to vest or perfect in PROVANT or the Surviving Corporation all right, title and interest in and to the Proprietary Information or the PROVANT Proprietary Information, or to assist PROVANT or the Surviving Corporation in filing or prosecuting any application, in either his name or any other name, in any country, for any patent, trademark, service mark, copyright or other right therein, or any modification, reissue, division, continuation, revival or extension thereof, or in conducting any legal or administrative proceedings for securing, protecting or enforcing any of the foregoing.

         (e) As used in this Section 6.2, "Proprietary Information" means (i) any and all inventions, discoveries, ideas, writings, communications, research, engineering methods, practices, processes, systems, formulae, designs, products, projects, improvements and developments which (a) relate to the Company or the Business and (b) are made, conceived or reduced to practice by the Managers on or before the Closing Date or in which any of such Managers has any right, title or interest, in whole or in part at the expense of the Company or on the premises of Company or with the assistance of the Company's employees or consultants or with the Company's equipment or supplies or otherwise relating to the Business and (ii) any and all trade secrets, marketing plans, forecasts, unpublished financial statements, budgets, licenses, prices and employee, customer and supplier lists of the Company or the Business. For purposes of this Agreement, "Proprietary Information" shall not include any information referred to in clause (ii) above that already is in the public domain or subsequently becomes part of the public domain through no fault of the Managers.

         (f) As used in this Section 6.2, "PROVANT Proprietary Information" means (i) any and all inventions, discoveries, ideas, writings, communications, research, engineering methods, practices, processes, systems, formulae, designs, products, projects, improvements and developments which (a) relate to the PROVANT Group and (b) are made, conceived or reduced to practice by either of the Managers subsequent to the Closing Date, in whole or in part at the expense of the PROVANT Group or on the premises of the PROVANT Group or with the assistance of the PROVANT Group's employees or consultants or with the PROVANT Group's equipment or supplies or otherwise relating to the PROVANT Group's business, and (ii) any and all trade secrets, marketing plans, forecasts, unpublished financial statements, budgets, licenses, prices and employee, customer and supplier lists of the PROVANT Group. For purposes of this Agreement, "PROVANT Proprietary Information" shall not include any information referred to in clause (ii) above that already is in the public domain or subsequently becomes part of the public domain through no fault of the Managers.

         (g) For five (5) years after the Closing Date, any agreements with respect to options to purchase PROVANT Common Stock granted to either of the Managers after the Closing will not provide for any forfeiture or repayment of gain for activities that would not be prohibited under this Section 6.2.

        6.3       TAX FREE REORGANIZATION AND TAX RETURNS.

         (a) Following the Mergers, neither PROVANT nor the Surviving Corporation shall take or suffer to be taken any action which will cause the Mergers not to constitute a reorganization within the meaning of Section 368(a) of the Code.

         (b) Following the Mergers, the Surviving Corporation will not issue additional shares of its stock that would result in PROVANT losing control of Surviving Corporation within the meaning of Section 368(c)(1) of the Code for as long as such issuance would result in a disqualification of the Mergers as a reorganization under Section 368(a) of the Code.

         (c) Following the Mergers, the Surviving Corporation (or a member or members of the "qualified group," as defined in Treasury Regulation ss.1.368-1(d)(4)(ii), that includes PROVANT as the "issuing corporation," as defined in Treasury Regulation ss.1.368-1(b)), will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business to the extent required by the Treasury Regulations or the

Code to avoid a disqualification of the Mergers as a reorganization under
Section 368(a) of the Code.

         (d) Following the Mergers, PROVANT will comply with the record-keeping and information filing requirements of Treasury Regulation ss.1.368-3.

         (e) Neither PROVANT nor the Surviving Corporation will take any position in any federal, state, local or foreign income or other Tax Return, or take any other Tax reporting position, that is inconsistent with the treatment of the Mergers as a reorganization within the meaning of section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state, local or foreign tax law.

         (f) In addition to the foregoing, each of the Managers covenants and agrees that he shall permit representatives of PROVANT to review all proposed Tax filings to be made by the Surviving Corporation relating to periods ending on or prior to the Closing, prior to the date of any such filing.

        6.4       OPTIONS.

         (a) PROVANT agrees that on the date of the Closing it will grant to the Company's employees (other than the Shareholders and Managers) options under its 1998 Non-Qualified Stock Option Plan to purchase an aggregate of 200,000 shares of PROVANT Common Stock, and further covenants and agrees that on the date of the Closing it will prepare and promptly thereafter distribute option agreements to such employees provided that PROVANT has received from the Shareholder Representative, prior to the Closing, instructions relating to the identity of the employee grantees and the number of shares of PROVANT Common Stock underlying the options to be granted to them. Each of the option agreements will be in the form attached hereto as EXHIBIT 5, and each option will have a per share exercise price equal to the last sale price of the PROVANT Common Stock on the date of the Closing, as reported by the principal national securities exchange (or automated quotation system) on which the PROVANT Common Stock is then being traded. However, if PROVANT has not received the instructions described above with respect to any grantees on the Closing Date, the options granted to such grantees hereunder will have a per share exercise price equal to the last sale price of the PROVANT Common Stock on the date on which such instructions are actually received.

         (b) For a minimum of the next three years, if the Compensation Committee of PROVANT grants stock options, the employees of the Surviving Corporation shall receive options to purchase 200,000 shares of PROVANT Common Stock. There is no guaranty that this will happen.

         (c) In the event that the employment of any employee of the Surviving Corporation who has received options under this Section 6.4 ceases such that such options are forfeited, in part or in full, to PROVANT, PROVANT agrees that options to purchase that number of shares of PROVANT Common Stock as is equal to the number of shares issuable upon the exercise of any such forfeited options will be granted, at the then current fair market value of the PROVANT Common Stock, to other employees of the Surviving Corporation.

         6.5 SENIOR TEAM BONUS POOL. The Surviving Corporation shall maintain and pay annually a senior team bonus pool, pursuant to which 25% of the Surviving Corporation's annual EBIT less the amount of any other bonuses paid to employees of the Surviving Corporation (other than quarterly bonuses consistent with past practice) and expenses associated with the Surviving Corporation's annual meeting of employees (the "Annual Meeting") will be available for senior team employee bonuses in each year in which the Surviving Corporation achieves at least 80% of its EBIT Targets (as defined below) for such year, with the allocation of any such bonuses being made by Larry E. Senn (or his successor as Chief Executive Officer of the Surviving Corporation), provided that if the Surviving Corporation achieves less than 80% of its EBIT Targets, the percentage of the annual bonus shall be reduced to 20% of the Surviving Corporation's annual EBIT less the amount of any other bonuses paid to employees of the Surviving Corporation (other than quarterly bonuses consistent with past practice) and expenses associated with the Annual Meeting. "EBIT Targets" means EBIT of $9.96 million, $11.95 million and $14.34 million for 2000, 2001 and 2002, respectively, and for each year thereafter, 120% of the previous year's EBIT target.

         6.6      OPERATIONS AFTER CLOSING.

         (a) PROVANT represents and warrants that it has no present intention to make any changes after the Closing with respect to the Surviving Corporation that would result in a change in the following not being true: (i) that the Surviving Corporation's name will remain "Senn-Delaney Leadership Consulting Group, Inc."; (ii) that the Surviving Corporation's main offices will not be relocated farther than five (5) miles from their present location at Kilroy Airport Center in Long Beach, California; (iii) that no employee of the Surviving Corporation who works from a location other than Long Beach will be required to relocate farther than ten (10) miles from his or her present work location; (iv) that the Surviving Corporation will be operated as an autonomous entity in a manner consistent with the operation of PROVANT's other operating subsidiaries, with senior management setting budget and operating goals; and (v) the Surviving Corporation will have autonomy with regard to employee compensation and will be able to continue its Annual Meeting, all consistent with past practices of the Company as modified by Section 6.5 above.


         (b) PROVANT agrees after the Closing (i) that, except as otherwise required by ERISA, PROVANT will not change the employee benefits received by employees of the Surviving Corporation so as to reduce them from their levels at the Effective Time; and (ii) the Shareholders, while employees of the Surviving Corporation, will be able to take vacation at their discretion consistent with past practices of the Company.

         6.7 CALCULATION OF EBIT. For purposes of determining whether the Surviving Corporation has achieved the EBIT targets referenced in Section 6.5 above, the following shall apply:

         (a) The Surviving Corporation will not be deemed to have incurred any overhead expense or other charges allocated by PROVANT that are not approved by the Shareholder Representative or Rena D. Jordan.

         (b) A separate income statement shall be maintained for the Business. If following the Closing the Surviving Corporation or the Business is merged or otherwise combined in any way into or with any other business, or any other business, subsidiary or division of PROVANT shall hereafter be added to or consolidated with the Surviving Corporation, unless other arrangements are agreed to in writing by PROVANT and the Shareholder Representative, EBIT shall be calculated as if such merger, combination, addition or consolidation had not been effected.



                         7. REGISTRATION OF MERGER STOCK

         7.1      DEMAND REGISTRATION.

         (a) PROVANT shall cause a Registration Statement on Form S-3 (the "S-3 Registration Statement") covering the offer and resale of the Registrable Shares, which shall include a prospectus for the purpose of offering for resale Registrable Shares, to be filed with the Commission on or prior to May 15, 2000 and will use its best efforts to cause such S-3 Registration Statement to be declared effective by the Commission as soon as practicable thereafter. Any offering of the Registrable Shares under the S-3 Registration Statement shall not be underwritten.

         (b) PROVANT shall use its best efforts to cause the S-3 Registration Statement to remain effective until the first to occur of 365 days from the date it is declared effective by the Commission or such earlier date on which all Registrable Shares are sold or such later date determined pursuant to Section 7.1(c) below. The 365 day period referred to in this Section 7.1(b) will be extended one day for each day of any delay or suspension pursuant to Section 7.1(c).

         (c) In the event that (i) PROVANT is engaged or has fixed plans to engage in an underwritten public offering of PROVANT Common Stock registered under the Securities Act or (ii) PROVANT is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that PROVANT desires to keep confidential for business reasons and PROVANT determines in good faith that the public disclosure requirements imposed on PROVANT under the Securities Act in connection with the S-3 Registration Statement would require disclosure of such activity, transaction, preparation or negotiations and that such disclosure would be materially disadvantageous to PROVANT, PROVANT may, by written notice to the Selling Stockholders, for up to an aggregate of forty-five (45) days, (A) delay the filing or effectiveness of the S-3 Registration Statement and/or (B) suspend the S-3 Registration Statement after effectiveness and require that the Selling Stockholders immediately cease sales of shares pursuant to the S-3 Registration Statement.

         (d) Notwithstanding anything to the contrary contained herein, the number of shares of PROVANT Common Stock that any Selling Stockholder shall be entitled to resell pursuant to the S-3 Registration Statement shall be reduced by the number of shares of PROVANT Common Stock, if any, that any such Selling Stockholder has sold in an underwritten public offering pursuant to Section 7.6 of this Agreement.

         (e) Shares of PROVANT Common Stock shall cease to be Registrable Shares once they are transferred pursuant to Rule 144, or are sold pursuant to a registration statement, under the Securities Act. PROVANT shall not have any obligation to treat any person as a Selling Stockholder unless such person notifies PROVANT that he or she or it is a permitted transferee and should be treated as a Selling Stockholder.

         (f) For the purpose of maintaining an orderly market in the PROVANT Common Stock, the Selling Stockholders shall direct the sale of any Registrable Shares sold under the S-3 Registration Statement through such brokerage firm (or firms) as is (or are) reasonably designated by PROVANT.

         7.2 CERTAIN REGISTRATION PROCEDURES. If and whenever PROVANT is required by the provisions of this Agreement to use its best efforts to effect or maintain the registration of any of the Registrable Shares under the Securities Act, PROVANT shall as expeditiously as possible:

         (a) prepare and file with the Commission any amendments and supplements to the S-3 Registration Statement and the prospectus included in the S-3 Registration Statement as may be necessary to keep the S-3 Registration Statement effective for the period required in Section 7.1(b);

         (b) (i) furnish to the Shareholder Representative prior to the filing thereof with the Commission, a copy of the S-3 Registration Statement and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and (ii) include the names of each Selling Stockholder who proposes to sell Registrable Shares pursuant to the S-3 Registration Statement, as selling security holders, and the manner of distribution they have elected;

         (c) at its own expense, shall cooperate with the Selling Stockholders to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold pursuant to the S-3 Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Selling Stockholders may request a reasonable period of time prior to sales of the Registrable Shares;

         (d) cause the Registrable Shares (if not then listed) to be listed on the Nasdaq National Market (the "Nasdaq") or, if not then listed on the Nasdaq, on the principal securities exchange or market on which the PROVANT Common Stock shall then be traded;

         (e) Upon written request of a Selling Stockholder, prepare and file with the Commission a supplement to the prospectus which forms a part of the S-3 Registration Statement with respect to such Selling Stockholder's name and/or number of Registrable Shares, so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus will contain such Selling Stockholder's correct name and/or number of Registrable Shares as indicated in writing by such Selling Stockholder;

         (f) furnish to each Selling Stockholder such reasonable number of copies of the prospectus included in the S-3 Registration Statement, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

         (g) use its best efforts to register or qualify the Registrable Shares covered by the S-3 Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholder shall reasonably request and shall be required under applicable law, and do any and all other acts and things that may be reasonably necessary to enable the Selling Stockholder to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the Selling Stockholder, provided, however, that PROVANT shall not be required in connection with this Section 7.2(c) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

         (h) immediately notify each Selling Stockholder, at any time when a prospectus contained in the S-3 Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in the S-3 Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and provide the Selling Stockholders with revised prospectuses.

        7.3 ALLOCATION OF EXPENSES. PROVANT will pay all Registration Expenses (as defined below) for the S-3 Registration Statement. For purposes of this
Section 7.3, the term "Registration Expenses" shall mean all expenses incurred by PROVANT in preparing and filing the S-3 Registration Statement and any amendments thereto, including, without limitation, all registration and filing fees, exchange or NASDAQ listing fees, printing expenses, accounting fees, fees and disbursements of counsel for PROVANT, state Blue Sky fees and expenses of special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions relating to the Registrable Shares and fees and disbursements of counsel to the Selling Stockholders.

         7.4 INFORMATION BY SELLING STOCKHOLDERS. PROVANT shall not be required to include any Registrable Shares in the S-3 Registration Statement unless the Selling Stockholder owning such shares furnishes to PROVANT in writing such information regarding such Selling Stockholder and the distribution proposed by such Selling Stockholder as shall be required in connection therewith by the Commission or any state securities law authorities.

        7.5       INDEMNIFICATION.

         (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, PROVANT will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the S-3 Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the S-3 Registration Statement, or any amendment or supplement to such S-3 Registration Statement, or any offering circular or other document related to such registration, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based on any violation by PROVANT of any rule or regulation promulgated under the Securities Act, the Exchange Act, state securities laws or otherwise, applicable to PROVANT and relating to any action or registration required of PROVANT in connection with any such registration; and PROVANT will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that PROVANT will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in (i) such S-3 Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information pertaining to such Selling Stockholder furnished to PROVANT by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof or (ii) a preliminary prospectus, if a copy of a final prospectus correcting any such untrue statement or omission was timely delivered to such Selling Stockholder.

         (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless PROVANT, each underwriter and each person, if any, who controls PROVANT or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which PROVANT, such underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any S-3 Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the S-3 Registration Statement, or any amendment or supplement to the S-3 Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission pertained to such Selling Stockholder and was made in reliance upon and in conformity with written information pertaining to such Selling Stockholder furnished to PROVANT by or on behalf of such Selling Stockholder, specifically for use in connection with the preparation of such S-3 Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of each Selling Stockholder hereunder shall be limited to the proportion of any such losses, claims, damages or liabilities that are equal to the proportion that the public offering price of the Registrable Shares sold by each such Selling Stockholder bears to the total offering price of all securities sold thereunder, but not in any event to exceed an amount equal to the proceeds to each such Selling Stockholder sold pursuant hereto.

         (c) Each party entitled to indemnification under this Section 7.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 7.5, but as a result of any such failure, the Indemnifying Parties shall not be liable to the Indemnified Party for the amount of actual damages caused by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such

Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

         7.6      REGISTRATION ON A PARI PASSU BASIS.

         (a) In the event of a public offering of PROVANT Common Stock registered under the Securities Act and any holder of shares issued in connection with the mergers (the "Founding Company Mergers") of wholly-owned subsidiaries of PROVANT with certain companies on May 4, 1998, or any PROVANT Principal (as such term is defined in the definitive agreements evidencing the Founding Company Mergers), is permitted to sell PROVANT Common Stock in such offering, each Shareholder shall be permitted to sell shares of PROVANT Common Stock in equal proportions and on the same terms, based on the respective number of shares of PROVANT Common Stock each then holds (provided, however, that this Section 7.6 shall not apply to any shares that are tradable immediately pursuant to Rule 144(k) promulgated under the Securities Act).

         (b) Notwithstanding anything to the contrary contained herein, the number of shares of PROVANT Common Stock that any Shareholder shall be entitled to sell, if any, in the first underwritten public offering of PROVANT Common Stock after the filing of the S-3 Registration Statement shall be reduced by the number of shares of PROVANT Common Stock, if any, that any such former shareholder has sold pursuant to the S-3 Registration Statement.

         7.7 LOCK-UP. If any Selling Stockholder who participates in a public offering of PROVANT Common Stock pursuant to Section 7.6 is required by PROVANT, and an underwriter of PROVANT Common Stock or other securities of PROVANT to be sold by PROVANT as being necessary in the underwriter's opinion to effect an orderly distribution of the securities being registered, any such Shareholder (and any permitted transferee) will not sell or otherwise transfer, or dispose of, any shares held by him for seven days prior and for a period of up to 180 days following the effective date of a registration statement filed by PROVANT under the Securities Act covering the offer and sale of PROVANT Common Stock or such other securities by PROVANT. PROVANT may impose stop-transfer instructions with respect to shares of PROVANT Common Stock subject to the foregoing restriction until the end of the lock-up period.

                         8. SURVIVAL AND INDEMNIFICATION

        8.1 INVESTIGATIONS; SURVIVAL OF WARRANTIES AND INDEMNIFICATION OBLIGATIONS.

         (a) The respective representations and warranties of the Company and the Shareholders and PROVANT and Acquisition contained herein or in any certificates or other documents delivered at the Closing are true, accurate and correct and shall not be deemed waived or otherwise affected by any investigation made by any party hereto or by the occurrence of the Closing. Each and every such representation shall be deemed to have been relied upon by the party or parties to which made, notwithstanding investigation or inspection made by or on behalf of such party or parties.

         (b) Except to the extent set forth herein to the contrary, each and every such representation and warranty and indemnification obligation of any party hereunder with respect to such representation and warranty shall survive for a period of one (1) year after the Closing Date, except (i) for items expected to be encountered in the audit process that under the Commission's pooling-of-interest rules cannot survive beyond the completion of the audit of PROVANT's financial statements for the year ended June 30, 2000, which shall survive until the completion of the audit of PROVANT's financial statements for the year ended June 30, 2000. Any claim made in accordance with this Article 8 within the applicable survival period and any representation and warranty relating thereto shall survive the Closing until finally resolved notwithstanding expiration of the applicable survival period.

        8.2       INDEMNIFICATION BY THE SHAREHOLDERS AND THE COMPANY.

         (a) The Shareholders shall severally and not jointly indemnify and hold harmless PROVANT, Acquisition and the Surviving Corporation, and shall reimburse PROVANT, Acquisition and the Surviving Corporation for, any Damages for which a written claim is made and given to the Shareholder Representative prior to the expiration of the survival period, if any, under Section 8.1, arising from or in connection with (i) any inaccuracy in any of the representations and warranties of the Shareholders and the Company made in this Agreement or in any document, agreement, instrument or certificate delivered by any shareholder or the Company at the Closing pursuant to this Agreement or (ii) any failure by the Company or a Shareholder to perform or comply with any agreement or covenant in this Agreement or under any document, agreement, instrument or certificate delivered at the Closing by the Company or any Shareholder pursuant to this Agreement. The Shareholders agree that they shall have no rights of any nature whatsoever against PROVANT or the Surviving Corporation from any and all claims arising out of, in connection with or relating to the assertion by PROVANT or the Surviving Corporation of a right to indemnification.

         (b) For purposes of Articles 8 and 10, when the term "Shareholder" as used in this Article 8 refers to The Senn Family Trust, it shall mean Larry E. Senn and Bernadette Senn, as trustees, together and jointly and severally, and Larry E. Senn, individually. For purposes of this Article 8, when the term "Shareholder" as used in this
Article 8 refers to The Childress Family Trust, it shall mean John Childress, as trustee, together and jointly and severally, and John Childress, individually. For purposes of this Article 8, when the term "Shareholder" as used in this
Article 8 refers to the Paul and Nancy Nakai Trust, it shall mean Paul Nakai and Nancy Nakai, as trustees, together and jointly and severally, and Paul Nakai, individually.

        8.3 INDEMNIFICATION BY PROVANT. PROVANT and Acquisition shall jointly and severally indemnify and hold harmless the Shareholders (and the Company prior to the Closing) and shall reimburse them for any Damages for which a claim is made prior to the expiration of the survival period, if any, under Section 8.1, arising from or in connection with (a) any inaccuracy in any of the representations and warranties of PROVANT or Acquisition made in this Agreement or in any document, agreement, instrument or certificate delivered by PROVANT or Acquisition at the Closing pursuant to this Agreement, or (b) any failure by PROVANT or Acquisition to perform or comply with any agreement or covenant in this Agreement or under any document, agreement, instrument, or certificate delivered at the Closing by PROVANT or Acquisition pursuant to this Agreement.

         8.4      LIMITATIONS ON INDEMNIFICATION.

         (a) The aggregate liability of PROVANT, Acquisition and the Surviving Corporation on the one hand, and the Shareholders on the other hand, for any and all Damages arising from indemnification claims under Section 8.2 or 8.3 shall not exceed $20,000,000.

         (b) The indemnification obligations of any Shareholder under Section
8.2 shall not exceed his or her or its pro rata portion of any Damages, based upon the relative number of Shares held by the Shareholders at the Effective Time.

         (c) PROVANT, Acquisition and the Surviving Corporation on the one hand, and the Shareholders on the other hand, (i) shall be entitled to indemnification only if the aggregate and collective Damages for which it otherwise would be entitled under this Agreement exceed $400,000, in which event it shall be entitled to indemnification of all such Damages in excess of $400,000, and (ii) shall not be entitled to assert any indemnity claim with respect to any individual item of Damages unless the amount thereof equals at least $5,000.

         (d) Any indemnification payment owed by the Shareholders under Section 8.2, or by PROVANT, Acquisition or the Surviving Corporation under Section 8.3, shall be payable solely in shares of PROVANT Common Stock, with the value of such shares being deemed to be equal to $22.3125, the ten day average of the last sale price of PROVANT Common Stock on the Nasdaq National Market, upon which the number of Merger Shares was determined. Notwithstanding anything to the contrary contained herein, any indemnification payment owed by Shareholder may be paid in cash to the extent that the amount of the indemnification payment exceeds the value of PROVANT Common Stock held by such Shareholder.

        8.5 THIRD-PARTY CLAIMS. After receipt by a party of notice of the commencement of any Proceeding against it for which such party is entitled or is seeking to assert a right to indemnification under Section 8.2 or 8.3 (an "Indemnified Party"), the Indemnified Party shall promptly give notice to the party or parties from whom indemnification will be sought (the "Indemnifying Party") of the commencement thereof, but the failure so to notify the Indemnifying Party shall not relieve them of any liability they may have to any Indemnified Party except to the extent of actual prejudice caused by such failure. In case any such Proceeding shall be brought against an Indemnified Party and it shall give notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that they shall wish (except as provided in the next sentence), assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. The Indemnifying Party may not assume the defense if (i) an Indemnifying Party is also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate because of a conflict of interest, (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceedings and provide indemnification with respect thereto, (iii) equitable relief is being sought against the Indemnified Party, (iv) the claim involves Taxes or (v) the Proceeding, if adversely determined, would materially impair the financial condition, business or prospects of an Indemnified Party. If entitled and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense, the Indemnifying Party shall not be liable to such Indemnified Party for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation; provided that the Indemnifying Party may only assume control of the defense of such Proceeding if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or Liabilities that may be assessed against the Indemnified Party in connection with the Proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to Section 8.2 or 8.3, as the case may be. If an Indemnifying Party assumes the defense of such Proceeding, no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent will not unreasonably be withheld or delayed) unless the settlement provides for a full and unconditional release of the Indemnified Party without payment of any funds by the Indemnified Party or (A) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. If notice is given to the Indemnifying Party of the commencement of any Proceeding and it does not, within fifteen (15) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party.

         Notwithstanding the other provisions of this Section 8.5, if a third party asserts (other than by means of a Proceeding) that PROVANT or either of the Surviving Corporation is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which PROVANT or the Surviving Corporation may be entitled to indemnification pursuant to Section 8.2, and PROVANT or the Surviving Corporation reasonably determines in good faith that it would be materially disadvantageous to PROVANT if it failed to fulfill such obligation, then (i) PROVANT or the Surviving Corporation shall be entitled to satisfy such obligation, without prior consent from any of the former shareholders of the Company, (ii) PROVANT or the Surviving Corporation may subsequently make a claim for indemnification in accordance with the provisions of this Article 8, and (iii) PROVANT or the Surviving Corporation shall be reimbursed, in accordance with the provisions of Article 8, for any such Damages for which it is entitled to indemnification pursuant to this
Article 8 (subject to the right of the former shareholders of the Company to dispute PROVANT's or the Surviving Corporation's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article 8).

        8.6       PAYMENT.

         (a) In the event that any Indemnified Party determines that it is entitled to an indemnity payment pursuant to this Article 8, the Indemnified Party shall deliver a written notice to the Indemnifying Party. If the Indemnifying Party disputes all or any portion of the claim, the Indemnifying Party must provide written notice of its objection (reasonably detailing the objection) to the Indemnified Party within thirty (30) business days after the receipt of the notice by all Indemnifying Parties from the Indemnified Party. Failure by the Indemnifying Party to give such notice shall be deemed acknowledgment and agreement by the Indemnifying Party that it is liable for that portion of the claim as to which no objection is made.

         (b) If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnifying Party shall pay the Indemnified Party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the Prime Rate plus two percent (2%).

        8.7 NO CONTRIBUTION. None of the former shareholders of the Company shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

        8.8 CONSTRUCTION. The parties intend that each representation, warranty, and covenant herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant, as the case may be.

                                9. MISCELLANEOUS

        9.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and either (i) delivered by hand, (ii) made by facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to PROVANT or Acquisition:

         PROVANT, Inc.
         67 Batterymarch Street, Suite 600
         Boston, MA  02110
         Attn:  Rajiv Bhatt
         Facsimile telephone number:  (617) 261-1610

         with a copy to:

         Nutter, McClennen & Fish, LLP
         One International Place
         Boston, MA 02110
         Attn:  James E. Dawson, Esq.
         Facsimile telephone number:  (617) 310-9623

         If to the Company, the Shareholders or the Managers:
         Senn-Delaney Leadership Consulting Group, Inc.
         3780 Kilroy Airport Way
         Long Beach, CA 90806
         Attn: Larry E. Senn
                 John Childress
                 Rena D. Jordan
         Facsimile telephone number: (562) 426-8704

         with a copy to:

         Latham & Watkins
         633 West Fifth Street

         Suite 4000
         Los Angeles, CA 90071
         Attn:  Elizabeth A. Blendell, Esq.
         Facsimile telephone number: (213) 891-8763

All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

        9.2 ENTIRE AGREEMENT. It is agreed that all offers, statements of intent, understandings and agreements heretofore had among the parties or their affiliates respecting this transaction are merged in this Agreement (including the Schedules and Exhibits thereto), which fully and completely expresses the agreement of the parties, and that there are no representations, warranties or agreements except as specifically set forth or referred to in this Agreement.

        9.3 EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and no party shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved of or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

        9.4 WAIVER; AMENDMENT. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision hereof. No supplement or modification of or amendment to this Agreement shall be binding unless agreed to and executed in writing by PROVANT, the Company (or the Surviving Corporation following the Closing) and the Shareholder Representative.

        9.5 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof, except that the laws of the State of Delaware shall apply to all matters involving the Mergers.

        9.6 SEVERABILITY. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement nevertheless shall remain in full force and effect.

        9.7 ENFORCEMENT OF COVENANTS; INJUNCTIVE RELIEF. Each of the Managers acknowledges and agrees that, were he to breach any of the covenants contained in Sections 6.2(b) or (c) of this Agreement, the damage would be irreparable. Each of the Managers therefore agrees that PROVANT or the Surviving Corporation, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Manager of any of said covenants, without having to post bond.

        9.8 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        9.11 REPRESENTATION BY COUNSEL; INTERPRETATION: Each of the parties hereto acknowledges that she or it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.



                         10. SHAREHOLDER REPRESENTATIVE

         10.1     Authorization of Shareholder Representative.

         (a) Larry E. Senn is hereby appointed, authorized and empowered to act as the shareholder representative (the "Shareholder Representative"), for the benefit of the Shareholders and the Managers in connection with and to facilitate the consummation of the transactions contemplated hereby as the exclusive agent and attorney-in-fact to act on behalf of each Shareholder with respect to such transactions including without limitation any and all indemnification claims made by PROVANT or the Surviving Corporation ("PROVANT Indemnity Claims"), which shall include the power and authority:

                  (i) as Shareholder Representative, to enforce and protect the rights and interests of the Shareholders and the Managers (including the Shareholder Representative, in his capacity as a Shareholder and a Manager) and to enforce and protect the rights and interests of the Shareholder Representative arising out of or under or in any manner relating to this Agreement, and each other agreement, document, instrument or certificate referred to herein or therein or the transactions provided for herein or therein (including, without limitation, in connection with any and all PROVANT Indemnity Claims, and to take any and all actions which the Shareholder Representative believes are necessary or appropriate under this Agreement for and on behalf of the Shareholders and the Managers, including, without limitation, defending all PROVANT Indemnity Claims, consenting to, compromising or settling all PROVANT Indemnity Claims, conducting negotiations with PROVANT and its representatives regarding such claims, and engaging counsel, accountants or other representatives in connection with the foregoing matters, and, in connection therewith, to (i) assert any claim or institute any action, proceeding or investigation; (ii) investigate, defend, contest or litigate any claim, action, proceeding or investigation initiated by PROVANT, the Surviving Corporation or any person, or by any federal, state or local Governmental Authority against the Shareholder Representative, any of the Shareholders and/or either of the Managers, and receive process on behalf of any or all Shareholders and/or either or both of the Managers in any such claim, action, proceeding or investigation and compromise or settle on such terms as the Shareholder Representative shall determine to be appropriate, and give receipts, releases and discharges with respect to, any such claim, action, proceeding or investigation; (iii) file any proofs of debt, claims and petitions as the Shareholder Representative may deem advisable or necessary; or (iv) file and prosecute appeals from any decision, judgment or award rendered in any such action, proceeding or investigation, it being understood that the Shareholder Representative shall not have any obligation to take any such actions, and shall not have any liability for any failure to take any such actions;

                  (ii) to refrain from enforcing any right of the Shareholders or any of them, the Managers or either of them, and/or the Shareholder Representative arising out of or under or in any manner relating to this Agreement or any other agreement, instrument or document in connection with the foregoing; provided, however, that no such failure to act on the part of the Shareholder Representative shall be deemed a waiver of any such right or interest by the Shareholder Representative or by the Shareholders or by the Managers unless such waiver is in writing signed by the waiving party or by the Shareholder Representative;

                  (iii) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Shareholder Representative, in his sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by this Agreement and all other agreements, documents or instruments referred to herein or therein or executed in connection herewith and therewith; and

                  (iv)     to amend this Agreement.

         (b) The Shareholder Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled to the payment from the other Shareholders and Manager of all its expenses incurred as the Shareholder Representative. In connection with this Agreement, and in exercising or failing to exercise all or any of the powers conferred upon the Shareholder Representative hereunder (A) the Shareholder Representative shall incur no responsibility whatsoever to any Shareholders or Managers by reason of any error in judgment or other act or omission performed or omitted hereunder or any such other agreement, instrument or document, excepting only responsibility for any act or failure to act which represents willful misconduct, and (B) the Shareholder Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Shareholder Representative pursuant to such advice shall in no event subject the Shareholder Representative to liability to any Shareholders or Managers. Each Shareholder shall indemnify, pro rata based upon each Shareholder's pro rata ownership of Shares, the Shareholder Representative against all losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' fees and the amount of any judgment against them, of any nature whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Shareholder Representative hereunder or otherwise. The foregoing indemnification shall not be deemed exclusive of any other right to which the Shareholder Representative may be entitled apart from the provisions hereof. In the event of any indemnification hereunder, upon written notice from Shareholder Representative to the Shareholders as to the existence of a deficiency toward the payment of any such indemnification amount, each Shareholder shall promptly deliver to the Shareholder Representative full payment of his or her ratable share of the amount of such deficiency, in accordance with such Shareholder's pro rata ownership of Shares.

         (c) All of the indemnities, immunities and powers granted to the Shareholder Representative under this Agreement shall survive the Closing.

         (d) PROVANT shall have the right to rely upon all actions taken or omitted to be taken by the Shareholder Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon the Shareholders and the Managers.

         (e) The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Shareholder or Manager; and (ii) shall survive the delivery of an assignment by a Shareholder or Manager of the whole or any fraction of his or her interest hereunder.

         (f) In the event of the death, disability or resignation of the Shareholder Representative, Shareholders who held two-thirds of the Shares immediately prior to the Effective Time shall appoint a successor representative, who from the time of his or her appointment shall be the Shareholder Representative hereunder.

         IN WITNESS WHEREOF, PROVANT, Acquisition, the Company and the Shareholders have executed this Agreement as of the day and year first above written.

PROVANT, INC.

/s/ Dominic J. Puopolo
----------------------
Name: Dominic J. Puopolo
Title: Vice Chairman

SDL ACQUISITION CORP.

/s/ Dominic J. Puopolo
----------------------
Name: Dominic J. Puopolo
Title: Vice President

SENN-DELANEY LEADERSHIP CONSULTING GROUP, INC.

/s/ Larry E. Senn                           /s/ Rena D. Jordan
----------------------                      --------------------------
Name:  Larry E. Senn                        Name: Rena D. Jordan
Title: Chairman                             Title: Secretary

SENN-DELANEY LEADERSHIP CONSULTING U.K., LTD.

/s/ Larry E. Senn                           /s/ Rena D. Jordan
----------------------                      --------------------------
Name:  Larry E. Senn                        Name: Rena D. Jordan
Title: Chairman                             Title: Secretary

/s/ Larry E. Senn
------------------------------------
Larry E. Senn, both individually and
as Trustee of The Senn Family Trust,
u/t/a dated September 26, 1988, as
amended

/s/ Bernadette Senn
----------------------------------------
Bernadette Senn, as Trustee of The
Senn Family Trust, u/t/a dated
September 26, 1988, as amended



/s/ John Childress
----------------------------------------
John Childress, both individually and
as Trustee of The Childress Family
Trust, u/t/a dated October 29, 1988



/s/ Eugenie Childress
----------------------------------------
Eugenie Childress, as Trustee of The
Childress Family Trust, u/t/a dated
October 29, 1988



/s/ Paul Nakai
----------------------------------------
Paul Nakai, both individually and
as Trustee of the Paul and Nancy Nakai
Trust, u/t/a dated March 28, 1995



/s/ Nancy Nakai
----------------------------------------
Nancy Nakai, as Trustee of the
Paul and Nancy Nakai Trust, u/t/a
dated March 28, 1995



/s/ James A. Ondrus
----------------------------------------
James A. Ondrus

/s/ Michael J. Marino
----------------------------------------
Michael J. Marino



/s/ Yvonne Vick
----------------------------------------
Yvonne Vick



/s/ Rena D. Jordan
----------------------------------------
Rena D. Jordan



/s/ James H. Hart
----------------------------------------
James H. Hart



/s/ Nick Neuhausel
----------------------------------------
Nick Neuhausel



/s/ Jack Macphail
----------------------------------------
Jack MacPhail



/s/ Nitsa Lalla
----------------------------------------
Nitsa Lallas

                         INDEX OF EXHIBITS AND SCHEDULES


EXHIBITS

Exhibit 1 -       Form of Employment Agreement
Exhibit 2 -       Financial Statements
Exhibit 3 -       Directors and Officers of the Surviving Corporation
Exhibit 4 -       Form of Representation Letter
Exhibit 5 -       Form of Option Agreement

SCHEDULES

Schedule 1 -      Shareholders
Schedule 2 -      Disclosure Schedule
Schedule 3 -      Projections
Schedule 4 -      Roll-Over Options